                                                                 EXHIBIT 2
                                                                 ---------




                            ASSET PURCHASE AGREEMENT

                                     AMONG

                         FABRI-CENTERS OF AMERICA, INC.
                               FCA OF OHIO, INC.,
                               BROWN GROUP, INC.
                                      AND
                               CLOTH WORLD, INC.




                          Dated as of August 24, 1994

                                                         TABLE OF CONTENTS


1. SALE AND PURCHASE OF ACQUIRED ASSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.1  ACQUIRED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.3  RETAINED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

2. ASSUMED AND RETAINED LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  2.1  ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  2.2  RETAINED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

3. CONSIDERATION FOR THE ACQUIRED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  3.1  CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  3.2  CLOSING DATE STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  3.3  INVENTORY COUNT; VALUATION AND OBSOLESCENCE RESERVE  . . . . . . . . . . . . . . . . . . . . . . .    9
  3.4  PRORATED CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  3.5  REVIEW OF CLOSING DATE STATEMENT; RESOLUTION OF ANY DISPUTE  . . . . . . . . . . . . . . . . . . .   10
  3.6  PURCHASE PRICE ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

4. REPRESENTATIONS AND WARRANTIES OF BROWN GROUP AND CLOTH WORLD  . . . . . . . . . . . . . . . . . . . .   11
  4.1  ORGANIZATION OF BROWN GROUP AND CLOTH WORLD  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  4.2  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  4.3  AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  4.4  NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  4.5  FINANCIAL STATEMENTS; ACCOUNTING CONTROLS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  4.6  NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  4.8  ACTIONS SINCE JANUARY 29, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  4.9  INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.10  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.11  REAL PROPERTY, INCLUDING STORE LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  4.12  PERSONAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  4.13  PROPRIETARY RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  4.14  CONTRACTS AND COMMITMENTS; ARRANGEMENTS REGARDING PATTERNS  . . . . . . . . . . . . . . . . . . .   18
  4.15  COMPLETENESS OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  4.16  EMPLOYEE BENEFIT PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  4.17  LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.18  LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  4.19  WORKERS' COMPENSATION CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.20  PERMITS, LICENSES, AND AUTHORIZATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.21  COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  4.22  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  4.23  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  4.24  SUPPLIERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  4.25  FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5. REPRESENTATIONS AND WARRANTIES OF FABRI-CENTERS AND FCA OHIO   . . . . . . . . . . . . . . . . . . . .   24





                                       i

  5.1  ORGANIZATION OF FABRI-CENTERS AND FCA OHIO . . . . . . . . . . . . . . . . . . . .   24
  5.2  AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  5.3  NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  5.4  FINDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

6. COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  6.1  OPERATION OF THE BUSINESS PRIOR TO THE TIME OF CLOSING . . . . . . . . . . . . . .   25
  6.2  ACCESS TO PREMISES AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  6.3  TRAINING OF PERSONNEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.4  HSR ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.5  EFFORTS TO SATISFY CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . .   27
  6.6  STORE LEASE CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  6.7  DIVESTITURE OF ANY STORES REQUIRED TO OBTAIN GOVERNMENTAL APPROVALS  . . . . . . .   29
  6.8  SEVERANCE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  6.9  OVERALL LIMITATION ON SELLERS' OBLIGATIONS FOR CAPPED LIABILITIES  . . . . . . . .   31
  6.10  ENVIRONMENTAL AUDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  6.11  TRANSITION SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

7. CONDITIONS PRECEDENT TO OBLIGATION OF FABRI-CENTERS AND FCA OHIO . . . . . . . . . . .   33
  7.1  PERFORMANCE OF AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  7.2  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  7.3  NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  7.4  DUE DILIGENCE CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  7.5  FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  7.6  NO INJUNCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  7.7  HSR ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  7.8  OTHER THIRD-PARTY CONSENTS AND GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . .   34
  7.9  DOCUMENTS DELIVERED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

8. CONDITIONS TO OBLIGATION OF BROWN GROUP AND CLOTH WORLD  . . . . . . . . . . . . . . .   34
  8.1  PERFORMANCE OF AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.2  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.3  NO INJUNCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.4  HSR ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.5  GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.6  DOCUMENTS DELIVERED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

9. THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  9.1  TIME AND LOCATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  9.2  DELIVERIES BY BROWN GROUP AND CLOTH WORLD  . . . . . . . . . . . . . . . . . . . .   35
  9.3  DELIVERIES BY FABRI-CENTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  9.4  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

10.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37




                                       ii

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION  . . . . . . . . . . . . . . . . .   38
  11.1  SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION  . . . . . . . . . .   38
  11.2  INDEMNIFICATION BY BROWN GROUP AND CLOTH WORLD  . . . . . . . . . . . . . . . . . . . . . .   39
  11.3  INDEMNIFICATION BY FABRI-CENTERS AND FCA OHIO . . . . . . . . . . . . . . . . . . . . . . .   39
  11.4  NOTICE AND DEFENSE OF CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  11.5  DEDUCTIBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

12.  COVENANT NOT TO COMPETE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

13.  MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.1  WAIVER OF COMPLIANCE WITH BULK SALES LAWS . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.2  EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.3  WAIVER AND AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.4  ENTIRE AGREEMENT; NO RIGHTS OR REMEDIES TO OTHER PERSONS  . . . . . . . . . . . . . . . . .   41
  13.5  ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.6  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  13.7  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  13.8  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  13.9  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  13.10  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  13.11  PUBLICITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

14.  GENERAL PROVISIONS OF GLOBAL APPLICATION   . . . . . . . . . . . . . . . . . . . . . . . . . .   43

15.  PARENT GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

INDEX OF DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

LIST OF SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

LIST OF EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47





                                      iii

                            ASSET PURCHASE AGREEMENT


   THIS AGREEMENT, dated as of August 24, 1994, is among FABRI-CENTERS OF AMERICA, INC., an Ohio corporation ("Fabri-Centers"), FCA OF OHIO, INC., an Ohio corporation [("FCA Ohio") and, together with Fabri-Centers, sometimes referred to herein individually and collectively as the "Buyers")], BROWN GROUP, INC., a New York corporation ("Brown Group"), and CLOTH WORLD, INC., a Missouri corporation [("Cloth World") and, together with Brown Group, sometimes referred to herein individually and collectively as the "Sellers"].

   Cloth World and the Subsidiaries (as defined in Section 4.1) operate a chain of retail fabric stores (the "Stores") that sell craft, home decorating, and sewing fabrics and notions, along with patterns and sewing machines (the "Business"). Brown Group owns all of the outstanding capital stock of Cloth World, and Fabri-Centers owns all of the outstanding capital stock of FCA Ohio. Brown Group and Cloth World desire to sell, and Fabri-Centers and FCA Ohio desire to purchase, substantially all of the assets and rights of Cloth World and the Subsidiaries upon the terms and conditions set forth in this Agreement.

   NOW THEREFORE, in consideration of the payments provided for and the covenants contained in this Agreement, the parties agree as follows:


1.      SALE AND PURCHASE OF ACQUIRED ASSETS

   1.1 ACQUIRED ASSETS. Subject to the conditions set forth in this Agreement, at the Time of Closing (as defined in Section 9.1), Brown Group will cause Cloth World and the Subsidiaries to sell and transfer to FCA Ohio, and Fabri-Centers will cause FCA Ohio to purchase from Cloth World and the Subsidiaries, and timely to pay Cloth World the full consideration (as hereinafter defined) therefor, all right, title, and interest of Cloth World and the Subsidiaries at the Time of Closing in and to the following assets and rights (collectively, the "Acquired Assets"):

   (a) FURNITURE, FIXTURES, EQUIPMENT, AND TANGIBLE PERSONAL PROPERTY. All of the tangible personal property located at the Warehouse (as defined in Section 1.1(b)), including fixtures, machinery, equipment, furniture, and supplies, and all of the fixtures, supplies, and other tangible personal property (other than Inventory, as defined in Section 1.1(b)) relating to the Stores or the Business,





                                       1
  including but not limited to all such tangible personal property (i) located at the Stores or (ii) identified on the Tangible Personal Property List attached to this Agreement as Schedule 1.1(a).

   (b)  INVENTORY.  All merchandise inventory, except consignment merchandise,
  (i) located at the Stores, (ii) located at the Cloth World's warehouse at Amarillo, Texas (the "Warehouse") and held for delivery to and use or sale at the Stores, or (iii) in transit from the Warehouse to the Stores (the "Inventory").

   (c) REAL PROPERTY; STORE LEASES. All rights and interest (i) in and to the real property owned in fee by Cloth World or any of the Subsidiaries, used in the Business, and identified on the Owned Real Property List attached to this Agreement as Schedule 1.1(c)(i) (the "Owned Real Property") and (ii) subject to Section 6.6 and to the extent assignable, all rights and interests under leases for the Stores and other agreements with respect to the use of the Stores or other real property identified on the Store Lease List attached to this Agreement as Schedule 1.1(c)(ii) (the "Store Leases").

   (d) PERSONAL PROPERTY LEASES AND EXECUTORY CONTRACTS. To the extent assignable, all rights and interests under (i) the leases of personal property identified on the Personal Property Lease List attached to this Agreement as Schedule 1.1(d)(i) (the "Personal Property Leases"), (ii) the executory contracts identified on the Executory Contract List attached to this Agreement as Schedule 1.1(d)(ii) (the "Executory Contracts"), and (iii) all open purchase orders for merchandise inventory to be used or sold at the Stores that are entered into in the ordinary course of the Business.

   (e) SECURITY AND OTHER DEPOSITS. All security, vendor, utility, and other deposits and prepaid items or expenses relating to the Stores or the Business, including but not limited to the items identified on the Security and Other Deposits List attached to this Agreement as Schedule 1.1(e).

   (f) PERMITS. To the extent assignable, all permits, licenses, and other authorizations issued by any government or governmental agency or instrumentality, whether federal, state, or local ("Governmental Entity") that are held by Brown Group,





                                       2

  Cloth World, or any of the Subsidiaries and used in the Stores or the Business, and all applications therefore, including but not limited to the items identified on the Permit List attached to this Agreement as Schedule 1.1(f) (the "Permits") (the foregoing notwithstanding, Schedule 1.1(f) may be supplemented at any time prior to the Time of Closing in order to identify such permits).

   (g) TRADE NAME, TRADEMARKS, COPYRIGHTS, AND OTHER PROPRIETARY RIGHTS. All trade names, trademarks, copyrights, logos, customer lists, and other proprietary rights, together with associated goodwill, and all applications therefor that are held by Brown Group, Cloth World, or any of the Subsidiaries and used in the Stores or the Business, including the items identified on the Proprietary Rights List attached to this Agreement as
  Schedule 1.1(g) (the "Proprietary Rights"). As soon as practicable after the Time of Closing, Cloth World will change its name to another name that does not contain the words "Cloth" or "World."

   (h) NOTES, VENDOR ACCOUNTS, AND OTHER ACCOUNTS RECEIVABLE. All notes, vendor accounts, and other accounts receivable (although no representation or warranty is made in this Agreement as to the collectability of accounts receivable) relating to the Stores or the Business (excluding any intercompany accounts receivable owned by Cloth World or any of the Subsidiaries), but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount due from each debtor.

   (i) CASH IN REGISTERS. $500 in cash per Store, which will be left in the cash registers or store safes in each Store at the Time of Closing (the "Cash in Registers").

   (j) BOOKS AND RECORDS. A true and correct copy of all books and records relating to the Stores and the Business; Brown Group and Cloth World may retain the originals of any such books and records needed for the preparation of financial reports or tax returns.

   (k) OTHER ASSETS. All other assets the book value of which is included in the Closing Date Statement (as defined in Section 3.2).

   1.2 NO WARRANTIES. THE ACQUIRED ASSETS ARE BEING SOLD "AS IS" AND "WHERE IS," AND THERE ARE NO WARRANTIES OF





                                       3

MERCHANTABILITY, FITNESS, OR OF ANY OTHER KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, BEING MADE OR GIVEN IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

   1.3 RETAINED ASSETS. Notwithstanding the foregoing, the following assets (the "Retained Assets") will be retained by Brown Group and Cloth World and not included in the transferred assets:

                          (a) CASH AND CASH EQUIVALENTS. Except for the Cash in Registers, all cash-on-hand, deposits in bank accounts, and other cash equivalents of Brown Group and Cloth World.

                          (b) WAREHOUSE AND EXECUTIVE OFFICES; ASSETS RELATING TO WAREHOUSE AND EXECUTIVE OFFICES. The Warehouse and executive offices of Brown Group and Cloth World and all assets located at the Warehouse, other than tangible personal property referred to in
         Section 1.1(a) and Inventory held there for delivery to and use or sale at the Stores.

                          (c)  INTERCOMPANY RECEIVABLES.  All accounts
         receivable, if any, owed by Brown Group or any affiliates of Brown Group to Cloth World or any of the Subsidiaries.

                          (d) REMEDIATION PROPERTY. Any Remediation Property that FCA Ohio elects to exclude from the Acquired Assets pursuant to
         Section 6.10.

                          (e) ASSETS AND RIGHTS OF BROWN GROUP RELATED TO OTHER OPERATIONS. All assets and rights of Brown Group that are related to operations other than the Business and are not used in the Business; and all programs, data, and other software that are used in the operations of Brown Group, irrespective of whether heretofore used in the Business. Brown Group will, to the extent it may lawfully do so, provide Fabri-Centers with copies of all such programs, data, and other software used in the Business, together with copies of related source code and documentation; Brown Group will also reasonably assist Fabri-Centers in obtaining any third-party consent required for the use of such programs, data, or other software by Fabri-Centers.

                          (f) SPECIFIED ITEMS. The items specifically identified on the Retained Assets List attached to this Agreement as
         Schedule 1.3(f).





                                       4

2.       ASSUMED AND RETAINED LIABILITIES

                          2.1  ASSUMPTION OF LIABILITIES.  From and after the
Time of Closing, Fabri-Centers will cause FCA Ohio to assume and agree to pay and discharge, to satisfy in full without any recourse to Sellers, and to hold Sellers harmless and indemnify Sellers from and against, all the following liabilities and obligations (the "Assumed Liabilities"):

                          (a) STORE LEASES. All liabilities and obligations of Brown Group and Cloth World arising after the Time of Closing under the Store Leases assigned to FCA Ohio pursuant to Section 1.1(c).

                          (b) PERSONAL PROPERTY LEASES AND EXECUTORY CONTRACTS. Subject to Section 2.2(a), any and all liabilities and obligations of Brown Group and Cloth World arising after the Time of Closing under the Personal Property Leases and the Executory Contracts.

                          (c) ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES REFLECTED IN CLOSING DATE STATEMENT. All accounts payable, expenses, and other current liabilities (other than intercompany accounts payable) arising out of the normal operation of the Stores, but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount owed to each creditor.

                          (d) LIABILITY FOR PRODUCT RETURNS. All liability for product returns attributable to products sold by Cloth World or the Subsidiaries before the Time of Closing, but only to the extent of the return allowance reflected in the Closing Date Statement.

                          (e)  CERTAIN LIABILITIES AS EMPLOYER.  All
         liabilities to employees of Sellers or any of the Subsidiaries who are hired by Fabri-Centers or FCA Ohio within six months after the Time of Closing ("Hired Employees"), including without limitation liability to provide wages, salary, bonuses, or vacation or holiday pay, but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount owed to or accrued for each employee.

                          (f) ACCRUING AFTER TIME OF CLOSING. All liabilities incurred by Fabri-Centers or FCA Ohio in connection with their operation of the Business or ownership of the Acquired Assets after the Time of Closing or as a proximate result of a negligent or wrongful act or omission of Buyers. Without limiting




                                       5
         the generality of the foregoing, such assumed liabilities will include all liabilities of Cloth World or any of the Subsidiaries, or of Buyers, under any Store Leases, Personal Property Leases, or Executory Contracts included in the Assumed Liabilities that (i) arise and become payable after the Time of Closing or (ii) result from a breach or other negligent or wrongful acts or omissions by Buyers after the Time of Closing.

                          (g)  LIABILITIES INCLUDED ON THE CLOSING DATE
         STATEMENT.   All liabilities included in the Closing Date Statement
         that are supported by lists or schedules.

                          2.2  RETAINED LIABILITIES.  Notwithstanding the
foregoing, neither Fabri-Centers nor FCA Ohio will assume or otherwise be responsible to third parties for any of the following liabilities and obligations (the "Retained Liabilities") and none of the Retained Liabilities will be included on the Closing Date Statement:

                          (a) CERTAIN LIABILITIES UNDER LEASES, CONTRACTS, PERMITS, OR LICENSES. All liabilities of Cloth World or any of the Subsidiaries under any lease, contract, permit, or license to which it is a party or by which it is bound, including but not limited to the Store Leases, Personal Property Leases, or Executory Contracts, that
         (i) arise and become payable before the Time of Closing or (ii) result from a breach or other negligent or wrongful acts or omissions by Brown Group, Cloth World, or any of the Subsidiaries before the Time of Closing.

                          (b) TAX LIABILITIES. All federal, state, and local tax liabilities, including income, payroll and withholding, sales, use, ad valorem, transfer, franchise, license, excise, property, environmental, or windfall profit tax, custom, duty, or other governmental fee, assessment, or charge (collectively, "Taxes") of Brown Group, Cloth World, or any of the Subsidiaries attributable to periods prior to the Time of Closing or, with respect to personal property Taxes, as to which the lien date has occurred prior to the Time of Closing. For purposes of this Agreement, the term "Taxes" includes all Tax liabilities that might be imposed on Cloth World or any of the Subsidiaries by reason of their membership in an affiliated, consolidated, combined, or unitary group.





                                       6

                          (c)  OBLIGATIONS TO DONALD RICHEY AND WAREHOUSE
         EMPLOYEES.   Any and all obligations and liabilities arising prior to
         the Time of Closing that Sellers may have to Mr. Donald Richey and to employees of Sellers at the Warehouse (other than the manager of the Warehouse), including any obligation to provide severance pay or other benefits following termination of employment or the sale of the Business.

                          (d) CERTAIN OBLIGATIONS AND LIABILITIES AS EMPLOYER. All liabilities, arising or attributable to events occurring prior to the Time of Closing, to current or former employees of Cloth World or any of the Subsidiaries, including Hired Employees (i) to provide sick pay, disability benefits, profit sharing, pension, health insurance, or other benefits not specifically referred to in Section 2.1 with respect to the employment of any person by Brown Group, Cloth World, or any of the Subsidiaries, including but not limited to benefits arising under any Employee Plans (as defined in Section 4.16(a)), or
         (ii) for workers' compensation claims, premiums, or retroactive premium adjustments attributable to events occurring or conditions existing prior to the Time of Closing. All obligations to current or former employees of Cloth World or any of the Subsidiaries (other than Hired Employees), their spouses, former spouses, dependents, and former dependents to provide continuation coverage required by Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1964, as amended ("ERISA"), or Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"; these provisions are collectively referred to as "COBRA").

                          (e) VIOLATION OF LAW. All liabilities of Cloth World or any of the Subsidiaries for a violation of law occurring prior to the Time of Closing, including but not limited to any violation of laws relating to employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and sexual harassment.

                          (f) LITIGATION AND CLAIMS. All liabilities with respect to litigation and claims against Cloth World or any of the Subsidiaries attributable to events occurring or conditions existing prior to the Time of Closing.

                          (g) INTERCOMPANY ACCOUNTS PAYABLE. All liabilities with respect to accounts payable, if any,




                                       7
         owed by Cloth World or any of the Subsidiaries to Brown Group or any affiliates of Brown Group.

                          (h) LIABILITIES NOT RELATED TO BUSINESS. All liabilities or obligations that are not related to the operation of the Stores or the Business.

                          (i) LIABILITIES NOT INCLUDED IN CLOSING DATE STATEMENT. Any liabilities not included in the Closing Date Statement.


3.       CONSIDERATION FOR THE ACQUIRED ASSETS

                          3.1  CONSIDERATION.  As consideration for the
Acquired Assets and the covenant not to compete in Section 12, Fabri-Centers will cause FCA Ohio to assume and agree to pay and discharge, to satisfy in full without any recourse to Sellers, and to hold Sellers harmless and indemnify Sellers from and against, the Assumed Liabilities and pay Cloth World cash in an amount equal to the Net LIFO Book Value of Cloth World and the Subsidiaries as of the Time of Closing (as defined in Section 3.6). To this end, at the Time of Closing, Fabri-Centers will cause FCA Ohio to assume the Assumed Liabilities and to:

                          (a) Pay to Cloth World $61,000,000 by delivery of a bank check drawn on a bank in St. Louis, Missouri; and

                          (b) Deposit $1,000,000 with a bank in St. Louis, Missouri that is reasonably satisfactory to both parties, as Escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement substantially in the form attached to this Agreement as Exhibit 3.1(b).

The amount payable under clause (a) will be reconciled with the Net LIFO Book Value as of the Time of Closing in accordance with Sections 3.2 through 3.6. The consideration, as adjusted, will be allocated among the Acquired Assets and the covenant not to compete on the basis set forth in the Allocation Schedule attached to this Agreement as Schedule 3.1.

                          3.2  CLOSING DATE STATEMENT.  As soon as practicable
following the Time of Closing (and in no event later that 60 days following the Time of Closing), Brown Group will cause to be prepared and deliver to Fabri-Centers an audited consolidated balance sheet of Cloth World and the Subsidiaries as of the Time of Closing (the "Closing Date Statement"), as well as audited consolidated statements of earnings and cash flows of Cloth World and the Subsidiaries for the period from January 29, 1994 to the Time of Closing. These financial statements will be audited by Ernst & Young, a nationally recognized firm of

                                       8
certified public accountants; Ernst & Young will not, however, be required to sign its audit report until after the resolution of any dispute pursuant to
Section 3.5. Fabri-Centers' representatives will be consulted with respect to the planning and scope of the audit. The Closing Date Statement will be based upon the books and records of Brown Group and Cloth World and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited consolidated balance sheet of Cloth World and the Subsidiaries as of January 29, 1994 (the "January 1994 Balance Sheet"), except that (a) the value of Inventory will be determined on a LIFO basis in accordance with Section 3.3, (b) the amount of accruals for prorated charges will be determined in accordance with Section 3.4, and (c) Retained Assets and Retained Liabilities will be excluded. Brown Group will provide Fabri-Centers with sufficient detail to enable Fabri-Centers to reconcile the Schedules used in delineating the Acquired Assets, Retained Assets, Assumed Liabilities, and Retained Liabilities (e.g., the Tangible Personal Property List, Owned Real Property List, Personal Property Lease List, Security and Other Deposits List, Proprietary Rights List, and Retained Assets List) with the Closing Date Statement.

                          3.3  INVENTORY COUNT; VALUATION AND OBSOLESCENCE
RESERVE. Brown Group will take a physical count of the Inventory in all stores and the Warehouse (except for stores already counted subsequent to May 20, 1994) in accordance with the Inventory Instructions attached to this Agreement as Schedule 3.3(a). Fabri-Center's representatives will be permitted to observe and perform reasonable testing of the count. The count of the Inventory will occur during the period from the date of this Agreement through October 1, 1994. The method for valuing the Inventory (using the LIFO method of accounting) and determining the amount of the obsolescence reserve will be in accordance with the past practices and procedures of Cloth World as illustrated in the Inventory Materials attached to this Agreement as Schedule 3.3(b).

                          3.4  PRORATED CHARGES.  All rent (including
percentage rent), common area charges, utility charges, fuel charges, and other obligations under the Store Leases, Personal Property Leases, and Executory Contracts will be prorated as of the Time of Closing (the "Prorated Charges") and reflected in the Closing Date Statement and supported by a list showing the amount owed under each of the Store Leases, Personal Property Leases, and Executory Contracts. The accrual for the percentage rent, if any, due under each Store Lease will be determined by multiplying (a) a fraction, the numerator of which is the gross sales for the Store from the first day of the current lease year to the Time of Closing and the denominator of which is the projected annual gross sales at that Store for the current lease year, by (b) the


                                       9
total projected percentage rent for the current lease year under the Store Lease. The projected annual gross sales and the projected percentage rent for the current lease year under each Store Lease will be delivered to Buyers at the Time of Closing.

                          3.5  REVIEW OF CLOSING DATE STATEMENT; RESOLUTION OF
ANY DISPUTE. Following receipt of the Closing Date Statement, Fabri-Centers will be afforded a period of 30 days to review the Closing Date Statement and to complete a review of any work papers prepared in connection with the preparation or audit of the Closing Date Statement. At or before the end of the 30-day review period, Fabri-Centers will either (a) accept the Closing Date Statement in its entirety or (b) deliver to Brown Group written notice identifying the items in the Closing Date Statement that Fabri-Centers disputes. If Fabri-Centers does not deliver any such written notice within the 30-day review period, Fabri-Centers will be deemed to have accepted the Closing Date Statement. Within a period of 14 days from the end of the 30-day review period, the parties will attempt in good faith to resolve any disputed items. If they are unable to do so, the remaining disputed items will be referred to the St. Louis, Missouri offices of Price Waterhouse, a nationally recognized firm of certified public accountants, for resolution. The parties will share equally the cost of the certified public accountants. The book value of the disputed items, as determined by the certified public accountants, will be binding on the parties.

                          3.6  PURCHASE PRICE ADJUSTMENT.  If the consolidated
net book value of Cloth World and the Subsidiaries shown in the Closing Date Statement, after the resolution of any dispute pursuant to Section 3.5, (the "Net LIFO Book Value") is less than $62,000,000, FCA Ohio will have the right to recover, from funds on deposit with the Escrow Agent, the amount by which $62,000,000 exceeds the Net LIFO Book Value, together with interest. To the extent that the funds on deposit with the Escrow Agent are not sufficient to pay the full amount due to FCA Ohio, Cloth World will pay the balance due to FCA Ohio, together with interest. If the Net LIFO Book Value is more than $62,000,000, FCA Ohio will pay to Cloth World the amount by which the Net LIFO Book Value exceeds $62,000,000, together with interest, and all funds on deposit with the Escrow Agent will be remitted to Cloth World. Interest will accrue, from the Time of Closing to the date of payment, at a rate equal to the average monthly LIBOR plus 75 basis points. Any such payment will be payable by check delivered within 5 business days after (a) the acceptance by Fabri-Centers of the Closing Date Statement or (b) the resolution of any dispute pursuant to Section 3.5, as the case may be.





                                       10

4.       REPRESENTATIONS AND WARRANTIES OF BROWN GROUP AND CLOTH WORLD

 Brown Group and Cloth World represent and warrant to Fabri-Centers and FCA Ohio as follows:

                          4.1  ORGANIZATION OF BROWN GROUP AND CLOTH WORLD.
Brown Group and Cloth World are corporations duly organized, validly existing, and in good standing under the laws of the States of New York and Missouri, respectively. Cloth World is qualified to do business as a foreign corporation in each jurisdiction where it is required to be qualified.

                          4.2  SUBSIDIARIES.  Brown Group does not own,
directly or indirectly, equity securities of any corporation, partnership, or other organization engaged in the Business other than those identified on
Section 4.2 of the Disclosure Schedule attached to this Agreement as Schedule 4 (the "Subsidiaries"). Each of the Subsidiaries is a corporation or partnership duly organized, validly existing, and in good standing under the laws of the state in which it is organized. Each of the Subsidiaries is qualified to do business as a foreign corporation or partnership in each jurisdiction where it is required to be qualified.

                          4.3  AUTHORITY.  Brown Group and Cloth World have
sufficient corporate power to enter into and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement by Brown Group and Cloth World have been duly authorized by all necessary corporate action on their part. Assuming the due authorization, execution, and delivery of this Agreement by Fabri-Centers and FCA Ohio, this Agreement is a valid and binding obligation of Brown Group and Cloth World enforceable against them in accordance with its terms.

                          4.4  NO VIOLATION.  The execution and delivery of
this Agreement by Brown Group and Cloth World do not, and the performance by Brown Group and Cloth World of their obligations under this Agreement will not, result in any violation of or default under, or give rise to a right of modification, termination, or acceleration of any obligation under, any provision of the charter or bylaws of Brown Group, Cloth World, or any of the Subsidiaries; of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement or instrument to which Brown Group, Cloth World, or any of the Subsidiaries is a party (including but not limited to any Store Lease, Personal Property Lease, or Executory Contract); of any permit, license, judgment, order, or decree by which Brown Group, Cloth World, or any of the Subsidiaries is bound; or of any applicable statute, ordinance, rule, or regulation which relates



                                       11
to the Business; except, in each case, for matters set forth in Section 4.4 of the Disclosure Schedule. No authorization, consent, or approval of, or filing with, any Governmental Entity is necessary for the performance by Brown Group of its obligations under this Agreement, except (a) as set forth in Section 4.4 of the Disclosure Schedule and (b) for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1966, as amended (the "HSR Act").

                          4.5  FINANCIAL STATEMENTS; ACCOUNTING CONTROLS.

                          (a)  The consolidated balance sheets of Cloth World
and the Subsidiaries as of July 30, 1994, January 29, 1994 and January 30, 1993, the consolidated statements of earnings and cash flows of Cloth World and the Subsidiaries for the 6-month periods ended July 30, 1994 and July 31, 1993 and for the 12-month periods ended January 29, 1994, January 30, 1993, and February 1, 1992, all of which are included in Section 4.5 of the Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles, except for the omission of footnotes, applied on a basis consistent with prior periods and fairly present the consolidated financial position and consolidated results of operations of Cloth World and the Subsidiaries at the dates and for the periods indicated, subject in the case of the interim financial statements to normal year-end audit adjustments. As soon as practicable after the Time of Closing (and in no event later than 60 days after the Time of Closing), Brown Group will provide Fabri-Centers with audited consolidated financial statements of Cloth World and the Subsidiaries that meet the requirements of Item 7(a) of Form 8-K under the Securities Exchange Act of 1934, as amended.

                          (b)  Brown Group, Cloth World, and the Subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to Cloth World and the Subsidiaries,
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          4.6  NO MATERIAL ADVERSE CHANGE.  There has been no
material adverse change in the consolidated financial condition, the consolidated results of operations, or the Business of Cloth World and the Subsidiaries since January 29, 1994.


                                       12

                          4.7  NO UNDISCLOSED LIABILITIES.  Neither Cloth World
nor any of the Subsidiaries has any liabilities, fixed or contingent, other than:

                          (a)  Insured liabilities;

                          (b) Liabilities fully shown or reserved against in the January 1994 Balance Sheet;

                          (c) Current liabilities, not unusual in nature or amount, incurred in the ordinary course of business by Cloth World or the Subsidiaries since January 29, 1994; and

                          (d) Contingent liabilities (other than those required to be accrued by a charge to income or disclosed in footnotes to financial statements under generally accepted accounting principles) based on unasserted claims presently unknown to the Buyers, but with respect to which Buyers would have meritorious defenses.

                          4.8  ACTIONS SINCE JANUARY 29, 1994.  Except as
disclosed in Section 4.8 of the Disclosure Schedule, since January 29, 1994 neither Cloth World nor any of the Subsidiaries has:

                          (a)  Incurred any material obligations or
         liabilities, other than obligations or liabilities incurred in the ordinary course of business and not unusual in nature or amount.

                          (b) Sold or transferred any of material assets, other than the sale of Inventory in the ordinary course of business, or waived any rights of material value.

                          (c)  Opened or closed any Stores.

                          (d) Entered into or modified any material contracts or arrangements with suppliers, including but not limited to suppliers of patterns, not in the ordinary course of business.

                          (e) Mortgaged, pledged, or subjected to lien or other encumbrance any Real Property (as defined in Section 4.12) or material personal property.

                          (f) Acquired, merged with or into, or consolidated with any other business.



                                       13

                          (g) Made capital expenditures in excess of $50,000 for any one project (the foregoing notwithstanding, Section 4.8 of the Disclosure Schedule may be supplemented at any time prior to the Time of Closing in order to identify any such capital expenditures).

                          (h) Entered into any other material transaction other than in the ordinary course of business.


                          (i) Entered into an agreement or other commitment to do any of the foregoing.

                          4.9  INVENTORY.  The Inventory reflected in the
January 1994 Balance Sheet has been counted and valued in a manner consistent with the Inventory Instructions and the past practices and procedures of Cloth World as illustrated in the Inventory Materials attached to this Agreement as
Schedule 3.3(b).

                          4.10 TAX MATTERS.

                          (a)  Section 4.10 of the Disclosure Schedule sets
forth a list of the states and other jurisdictions in which returns or reports (including informational returns and reports) are required to be filed with any governmental authority responsible for the imposition of any Taxes (a "Taxing Authority") by or on behalf of Cloth World or any of the Subsidiaries ("Returns").

                          (b)  Except as set forth in Section 4.10 of the
Disclosure Schedule, (i) there are not now and will not be at the Time of Closing any grounds for the assertion or assessment of any Taxes against Fabri-Centers or FCA Ohio as successors to the Business, and neither Fabri-Centers nor FCA Ohio will incur any liability for such Taxes, except to the extent of any reserve therefor in the Closing Date Statement, (ii) there are not now and will not be at the Time of Closing any grounds for the imposition of any lien on the Acquired Assets, except for liens in respect of Taxes reserved against in the Closing Date Statement, (iii) the Acquired Assets are not now and will not be at the Time of Closing encumbered by any lien arising out of unpaid Taxes, other than liens for Taxes for which payment is not yet required, and (iv) there is no action or proceeding or unresolved claim for assessment or collection pending or threatened by, or present or expected dispute with, any governmental authority for the assessment or collection from Brown Group, Cloth World, or any of the Subsidiaries of any Taxes that could result in the assertion or assessment of Taxes against Fabri-Centers or FCA Ohio as successors to the Business or in the

                                       14
imposition of any lien on the Acquired Assets, and (iv) there is no extension or waiver of the period for the assertion or collection of any Taxes against Brown Group, Cloth World, or any of the Subsidiaries that could result in the assertion or assessment of Taxes against Fabri-Centers or FCA Ohio as successors to the Business or in the imposition of any lien on the Acquired Assets.

                          4.11 REAL PROPERTY, INCLUDING STORE LEASES.

                          (a)  Except as set forth in Section 4.11 of the
Disclosure Schedule, Cloth World and the Subsidiaries do not own or lease any real property other than the Owned Real Property and the Store Leases. Cloth World and the Subsidiaries are in possession of the Owned Real Property and the Store Leases (collectively, the "Real Property") and have (i) good and marketable title to the Owned Real Property and (ii) have good, valid, and subsisting leaseholds as to the Store Leases, in each case free and clear of all mortgages, security interests, title defects, pledges, liens, charges, encumbrances, easements, and rights-of-way other than (A) as noted in such Store Leases, (B) taxes and assessments, both general and special, that are a lien but not yet due and payable, (C) the specific exceptions identified in
Section 4.11 of the Disclosure Schedule, and (D) such other and additional liens, defects, charges, restrictions, impairments, and the like which do not, individually or in the aggregate, materially impair the value of the Real Property or use of the Real Property in the Business as presently and ordinarily conducted.

                          (b)  Section 4.11 of the Disclosure Schedule contains
a table or schedule specifying the rent (including percentage rent), term, and renewal term or terms of each of the Store Leases. Section 4.11 of the Disclosure Schedule also identifies each of the Store Leases that (i) requires the consent of the landlord or any other party for the completion of the transactions contemplated by this Agreement, including but not limited to consent for an assignment of the Store Lease or a change in control ("Store Lease Consents"), or (ii) contains a "radius clause" or similar restriction that, following the completion of the transactions contemplated by the Agreement, could be violated by, or result in an increase in rents or termination of the Store Lease due to, the existence of stores operated by Fabri-Centers or any of it affiliates ("Radius Clauses").

                          (c)  Brown Group has heretofore delivered to
Fabri-Centers a complete, correct, and current copy of each of the Store Leases, including any modifications and supplements. Except as set forth in
Section 4.11 of the Disclosure Schedule, (i) all of the Store Leases are in full force and effect in


                                       15
accordance with their respective terms, (ii) Cloth World, the Subsidiaries, and, to the best knowledge of Brown Group and Cloth World, all other parties to the Store Leases have duly and timely performed their obligations under the Store Leases, (iii) no default on the part of Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party has occurred and is subsisting under any of the Store Leases, (iv) neither Cloth World nor any of the Subsidiaries has given or received any notice of default under any of the Store Leases, (v) no event has occurred or condition exists that, with the giving of notice, the passage of time, or both, would constitute a default by Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party under any of the Store Leases, and (vi) none of Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party has waived, or extended the time for the performance of, any obligations under the Store Leases. To the best knowledge of Brown Group and Cloth World, none of the landlords under the Store Leases has expressed an intention to cancel any of the Store Leases outside normal expiration dates or other terms of the particular lease.

                          (d)  Except as set forth in Section 4.11 of the
Disclosure Schedule or as provided in the Store Leases: (i) no third parties have any rights to use or occupy any of the Real Property, whether as tenants, subtenants, holders of easements or licenses, or otherwise and (ii) to the best knowledge of Brown Group and Cloth World, there are no easements, conditions, reservations, covenants, restrictions, or any other matters presently of record that would materially and adversely affect the use of the Real Property in the Business as presently and ordinarily conducted.

                          (e)  Section 4.11 of the Disclosure Schedule
identifies all material service and maintenance contracts relating to the Real Property.

                          (f)  Except as set forth in Section 4.11 of the
Disclosure Schedule or as provided in the Store Leases, public utilities are available to serve all of the Real Property, including gas, water, electricity, telephone, and sanitary and storm sewers. If any of these public utilities enter the property through adjoining private land, to the best knowledge of Brown Group and Cloth World, they do so in accordance with valid public easements, licenses, or other rights. To the best knowledge of Brown Group and Cloth World, there is no proposed curtailment of utility service to any of the Real Property listed on the Real Property Description.

                          (g)  To the best knowledge of Brown Group and
Cloth World, all heating, air conditioning, water, plumbing, and


                                       16
electrical systems and equipment serving the Real Property are in reasonably good working condition, normal wear and tear excepted, and there are no material latent defects in any of the structures located on the Real Property, and the roof of each building included in the Real Property is watertight in all material respects.

                          (h)  To the best knowledge of Brown Group and Cloth
World, the use of the Real Property by Cloth World and the Subsidiaries in the Business as presently and ordinarily conducted conforms with all applicable zoning laws, regulations, and permits. To the best knowledge of Brown Group and Cloth World, except as set forth in Section 4.11 of the Disclosure Schedule, (a) no zoning changes are pending or threatened that would prohibit or make nonconforming the use of any of the Real Property in the Business, (b) no condemnation or eminent domain proceedings are pending or threatened with respect to any of the Real Property, and (c) no landlord or public authority is installing, or planning to install, any improvements the cost of which might, in full or in part, be assessed against Cloth World or any of the Subsidiaries.

                          4.12 PERSONAL PROPERTY.  Except as set forth in
Section 4.12 of the Disclosure Schedule, Cloth World and the Subsidiaries have good and marketable title to all of the personal property reflected in the January 1994 Balance Sheet (other than personal property sold since January 29, 1994 in the ordinary course of business) and, at the Time of Closing, will have good and marketable title to all of the personal property included in the Acquired Assets, in each case free and clear of all mortgages, security interests, title defects, pledges, liens, charges, and encumbrances, including any conditional sale or other title retention agreements.

                          4.13 PROPRIETARY RIGHTS.  Except as set forth in
Section 4.13 of the Disclosure Schedule: (i) Brown Group, Cloth World, or one of the Subsidiaries, as the case may be, has the right to use each of the Proprietary Rights in the locations and in the manner as currently being used;
(ii) neither Cloth World nor any of the Subsidiaries uses any material trade names, trademarks, copyrights, or logos other than the Proprietary Rights;
(iii) none of the Proprietary Rights are subject to any pending or threatened challenge of which Brown Group, Cloth World, or any of the Subsidiaries has received notice; (iv) to the best knowledge of Brown Group and Cloth World, the use of the Proprietary Rights in the Business as presently and ordinarily conducted does not infringe upon the proprietary rights of others; (v) none of Brown Group, Cloth World, or any of the Subsidiaries has received any notice of any such infringement; and (vi) to the best knowledge of Cloth World and Brown Group, no


                                       17
other party is infringing upon Sellers' rights in the Proprietary Rights.

                          4.14 CONTRACTS AND COMMITMENTS; ARRANGEMENTS
REGARDING PATTERNS. Except as set forth in Section 4.14 of the Disclosure Schedule or in Schedule 1.1(c)(ii), Schedule 1.1(d)(i), or Schedule 1.1(d)(ii) to this Agreement, neither Cloth World nor any of the Subsidiaries is a party to or bound by any oral or written contracts which cannot be terminated by Cloth World or one of the Subsidiaries on notice of 30 days or less and which:

                          (a) provides for the purchase of supplies or services that (i) entails the expenditure in any fiscal year of more than $50,000 in the case of supplies other than merchandise or $250,000 in the case of merchandise, (ii) purports to be exclusive as pertains to any product, type of product, or region, or (iii) has a term of more than one year.

                          (b) limits the right of Cloth World or any of the Subsidiaries to compete, to open a Store in any territory, or to use any trade names, trademarks, copyrights, logos, or other proprietary rights.

                          (c) provides for payments to anyone based on the operating results of Cloth World, any of the Subsidiaries, or any one or more of the Stores.

                          (d) affects the prices charged by Cloth World or any of the Subsidiaries, including any commitment to match prices charged by others.

                          (e) warrants goods or services by Cloth World or any of the Subsidiaries in a manner that differs materially from the warranty provided by the manufacturer of the goods or the provider of the services.

                          (f) commits for capital expenditures in excess of $50,000 for any one project or $250,000 for any group of projects.

                          (g) pursuant to which anyone holds a mortgage, security interest, pledge, lien, charge, or encumbrance in any of the Acquired Assets.

                          (h)  is otherwise material to the Business.

 To the extent requested by Fabri-Centers, Brown Group has delivered or prior to the Time of Closing will deliver


                                       18
to Fabri-Centers copies of all written contracts and commitments listed in the Disclosure Schedule, all Personal Property Leases, all Executory Contracts, summaries of all oral contracts and commitments listed in the Disclosure Schedule, and all modifications and supplements thereto (collectively, the "Contracts"). Except as revealed in Section 4.14 of the Disclosure Schedule or in the Contract itself and to the extent material to the Business or the Acquired Assets (i) each of the Contracts is in full force and effect in accordance with its terms, (ii) Cloth World, each of the Subsidiaries, and, to the best knowledge of Brown Group and Cloth World, all other parties to the Contracts have duly and timely performed their material obligations under the Contracts, (iii) no default on the part of Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party has occurred and is subsisting under any of the Contracts, (iv) neither Cloth World nor any of the Subsidiaries has given or received any notice of default under any of the Contracts, (v) no event has occurred or condition exists that, with the giving of notice, the passage of time, or both, would constitute a default by Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party under any of the Contracts, and (vi) none of Cloth World, any of the Subsidiaries, or, to the best knowledge of Brown Group and Cloth World, any other party has waived, or extended the time for the performance of, any obligations under the Contracts. To the best knowledge of Brown Group and Cloth World, none of the Contracts is subject to any impending cancellation.

                          4.15 COMPLETENESS OF ASSETS.  The Acquired Assets
comprise all of the material assets and rights used in the Business as presently and ordinarily conducted. Except as described in Section 4.11 or
4.12 of the Disclosure Schedule, no affiliate of Brown Group, other than Cloth World and the Subsidiaries, has an interest in any of the Acquired Assets or in any other assets or rights used in the Business as presently and ordinarily conducted.

                          4.16 EMPLOYEE BENEFIT PLANS.

                          (a)  IDENTIFICATION.  Section 4.16 of the Disclosure
Schedule lists all employee benefit plans (excluding arrangements with Donald Richey) as defined in Section 3(3) of ERISA and all other material pension, retirement, profit sharing, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, vacation, hospitalization, medical, life insurance, disability, severance, stock option, stock purchase, and benefit plans, programs, or arrangements, written or otherwise, that are maintained, sponsored, administered, or contributed to by Brown Group, Cloth World, or any of the Subsidiaries in which current or former employees of Cloth World


                                       19
or any of the Subsidiaries participate and all employment, executive compensation, severance, consulting, noncompetition, or indemnification agreements with current or former employees of Cloth World or any of the Subsidiaries (together, the "Employee Plans").

                          (b)  LIST OF CERTAIN CURRENT EMPLOYEES.  Section 4.16
of the Disclosure Schedule identifies all current employees of Cloth World or any of the Subsidiaries and discloses the position and base salary of each such employee.

                          (c)  ABSENCE OF CERTAIN BENEFITS; COMPLIANCE;
CONTRIBUTIONS. Except as provided in Section 4.16 of the Disclosure Schedule and to the extent materially adverse to the Business or the Acquired Assets:
(i) neither Brown Group, Cloth World, nor any of the Subsidiaries has taken any action with respect to any Employee Plan that will cause, and the completion of the transactions contemplated by this Agreement will not cause, an acceleration of or increase in the vesting, exercisability, or benefits provided by the Employee Plan that could result in a liability of Fabri-Centers or FCA Ohio, as successors to the Business or otherwise, or a lien on the Acquired Assets; (ii) none of Brown Group, Cloth World, or any of the Subsidiaries has any obligation to contribute to, or has any liability under ERISA for any complete or partial withdrawal from, any "multiemployer pension plan" (within the meaning of Section 4001 of ERISA) in which any current or former employees of Cloth World or any of the Subsidiaries participate or have participated that could result in a liability of Fabri-Centers or FCA Ohio, as successors to the Business or otherwise, or a lien on the Acquired Assets; and (iii) no liability under Title IV of ERISA has been incurred by Cloth World, any of the Subsidiaries, or any of trades or businesses that would be aggregated with Cloth World or any of the Subsidiaries for purposes of imposing liability under Title IV of ERISA (an "ERISA Affiliate") that has not been satisfied in full, and no condition exists that presents, and the completion of the transactions contemplated by this Agreement do not present, a material risk that Cloth World, any of the Subsidiaries, or an ERISA Affiliate will incur a liability under Title IV of ERISA other than liability for premiums due the Pension Benefit Guaranty Corporation.

                          (d)  COBRA.  Brown Group or Cloth World has timely
provided or will timely provide all notices and any continuation of health benefit coverage (including but not limited to medical and dental coverage) required to be provided to any present or former employees of Cloth World and the Subsidiaries (other than Hired Employees), their spouses, former spouses, dependents, and former dependents, under COBRA and under applicable state law to the extent such notices are required to be provided by any party under COBRA or under state law by reason of the events occurring


                                       20
prior to, on, or after the Closing Date or by reason of the transactions contemplated by this Agreement.

                          (e)  SEVERANCE.  Section 4.16 of the Disclosure
Schedule identifies the severance benefits that employees of Cloth World and the Subsidiaries are entitled to receive upon termination of employment, sets forth an estimate of the total liability for severance benefits resulting from the completion of the transactions contemplated by this Agreement, and describes the assumptions used in calculating that estimate.

                          4.17 LABOR MATTERS.  Except as set forth in Section
4.17 of the Disclosure Schedule, neither Cloth World nor any of the Subsidiaries is a party to any collective bargaining agreement. To the best knowledge of Brown Group and Cloth World, no effort is underway to organize any employees of Cloth World or any of the Subsidiaries. To the best knowledge of Brown Group and Cloth World, Cloth World and each of the Subsidiaries are in substantial compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and sexual harassment and are not engaged in any unfair labor practices. Section 4.17 of the Disclosure Schedule describes all pending labor grievances and arbitration cases of which Brown Group, Cloth World, or any of the Subsidiaries has received notice, and all civil rights, equal employment opportunity, and sexual harassment charges against Cloth World or any of the Subsidiaries of which Brown Group, Cloth World, or any of the Subsidiaries has received notice, as well as all settlements, consent orders, and prior decrees of any court or Governmental Entity requiring any continued observance by Cloth World or any of the Subsidiaries. Except as set forth in
Section 4.17 of the Disclosure Schedule, (i) no complaint of which Brown Group, Cloth World, or any of the Subsidiaries has received notice alleging any unfair labor practices has been filed with the National Mediation Board or the National Labor Relations Board with respect to Cloth World or any of the Subsidiaries since February 2, 1991, (ii) there have not been any work stoppages, strikes, or other significant labor troubles at any of the locations owned or leased by Cloth World or any of the Subsidiaries, including the Stores, since February 2, 1991, (iii) neither Cloth World nor any of the Subsidiaries has had any arbitration cases brought against them since February 2, 1991 of which Brown Group, Cloth World, or any of the Subsidiaries has received notice, and (iv) no arbitration cases of which Brown Group, Cloth World, or any of the Subsidiaries have received notice are pending or threatened against either Cloth World or any of the Subsidiaries.

                          4.18 LITIGATION.  Except for matters set forth in
Section 4.18 of the Disclosure Schedule, there is no action, suit, proceeding, order, or investigation of which Brown Group,


                                       21

Cloth World, or any of the Subsidiaries have received notice before any federal, state, municipal, or other court or Governmental Entity pending or threatened (i) against Cloth World or any of the Subsidiaries or (ii) against Brown Group or any of its other affiliates that in any material respect specifically involves Cloth World, any of the Subsidiaries, any of Cloth World's or a Subsidiary's current or former employees, the Business, or any of Acquired Assets. Except as set forth in Section 4.18 of the Disclosure Schedule, to the best knowledge of Brown Group and Cloth World, no event has occurred or condition exists that can reasonably be expected to result in any such action, suit, proceeding, order, or investigation.

                          4.19 WORKERS' COMPENSATION CLAIMS.  Section 4.19 of
the Disclosure Schedule sets forth a complete and accurate schedule of the workers' compensation liability of Cloth World for claims made and remaining open.

                          4.20 PERMITS, LICENSES, AND AUTHORIZATIONS.  The
Permit List, as supplemented following the date of this Agreement and prior to the Time of Closing, does or will identify all permits, licenses, and other authorizations material to the Business or the Acquired Assets issued by a Governmental Entity that are held by Brown Group, Cloth World, or any of the Subsidiaries and are used in the Stores or the Business, and no other permits, licenses, or authorizations are required for the operation of the Stores or the Business substantially as presently and ordinarily conducted. Except as disclosed in Section 4.20 of the Disclosure Schedule, to the best knowledge of Brown Group and Cloth World, each of Cloth World, and the Subsidiaries is in material compliance with the terms of each of the items identified on the Permit List, as supplemented, that are applicable to it.

                          4.21 COMPLIANCE WITH LAWS.

                          (a)  Except with respect to the Americans with
Disabilities Act of 1990 and all regulations and guidelines thereunder (the "ADA") and further except with respect to the laws of states and instrumentalities of states concerning the same general subject as that covered by the ADA, to the best knowledge of Brown Group and Cloth World, the operation of the Business as presently and ordinarily conducted complies in all material respects with all applicable laws, rules, and regulations, and to the best knowledge of Brown Group and Cloth World, neither Cloth World nor any of the Subsidiaries has any material liability for any past or present violation of any such law, rule, or regulation.

                          (b)  To the best knowledge of Brown Group and
Cloth World, all Stores remodeled or opened after the enactment


                                       22
of the ADA comply in all material respects with the requirements of the ADA and with the requirements of the laws of states and instrumentalities of states concerning the same general subject as that covered by the ADA (assuming for this purpose that the requirements of such laws are not substantially more burdensome than the requirements of the ADA).

                          4.22 ENVIRONMENTAL MATTERS.  Except as set forth in
Section 4.22 of the Disclosure Schedule, none of Cloth World or any of the Subsidiaries has released hazardous, toxic, or polluting substances, including but not limited to PCBs, asbestos or asbestos containing materials, petroleum, or petroleum containing products ("Hazardous Substances") at, on, or from any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property). To the best knowledge of Brown Group and Cloth World, and except as set forth in Section 4.22 of the Disclosure Schedule:

                          (a)  The past and present conduct of the Business by
Cloth World and the Subsidiaries, and the use of any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property), have been and are in compliance with applicable environmental permits, laws, rules, regulations, and orders of Governmental Entities. No Governmental Entity has made, issued, filed in any court, or threatened to make, issue, or file in any court, any notice of liability, notice of violation, demand, claim, request for information, lien, citation, summons, complaint, or order regarding an alleged violation of any such permits, laws, rules, regulations, or orders.

                          (b)  No person has to any material degree released
Hazardous Substances at, on, or from any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property).

                          (c)  Brown Group has delivered to FCA Ohio complete
and accurate copies of all written reports of environmental audits, inspections, or investigations in its possession, if any, relating to the Business or any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property). None of these reports, if any, suggests that Cloth World or any of the Subsidiaries has any material liability for noncompliance or remediation.

                          (d)  No active or inactive underground or above
ground storage tanks in violation of law are located at any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property). No Hazardous Substances required by law to be cleaned up are


                                       23
located at or contaminate any real property now or formerly owned, leased, or operated by Cloth World or any of the Subsidiaries (including the Real Property).

                          4.23 INSURANCE.  Section 4.23 of the Disclosure
Schedule lists all insurance policies and bonds obtained by Sellers and in force with respect to the Acquired Assets or the Business and, for each such policy, identifies the insurer, type of coverage, policy limits and deductibles, and expiration date. All such policies are in full force and effect in accordance with their respective terms, will remain in such full force and effect to the Time of Closing, and are believed to be sufficient in all material respects for compliance by Cloth World and the Subsidiaries with all applicable requirements of law and of all agreements to which any of them is a party.

                          4.24 SUPPLIERS.  Section 4.24 of the Disclosure
Schedule identifies each supplier from which Cloth World and the Subsidiaries have purchased, either during the fiscal year ended January 29, 1994 or during the period from January 29, 1994 to the date of this Agreement, more than $50,000 of goods (other than merchandise) or services or more than $250,000 of merchandise. Section 4.24 of the Disclosure Schedule describes any agreements or arrangements with any of these suppliers regarding prices, payment terms, delivery times, service, or other material terms of sale. Brown Group is not aware of any anticipated changes in any of these agreements or arrangements, of any material adverse change in the financial condition of any of these suppliers, or of any other reason why any of these suppliers cannot continue to do business with Cloth World and the Subsidiaries on the same basis as heretofore.

                          4.25 FINDERS.  No finder or broker has acted on
behalf of Brown Group, Cloth World, or any of the Subsidiaries in connection with the transactions contemplated by this Agreement other than Smith Barney, Inc., whose fee will be paid solely by Brown Group.


5.       REPRESENTATIONS AND WARRANTIES OF FABRI-CENTERS AND FCA OHIO

 Fabri-Centers and FCA Ohio represent and warrant to Brown Group and Cloth World as follows:

                          5.1  ORGANIZATION OF FABRI-CENTERS AND FCA OHIO.
Fabri-Centers and FCA Ohio are corporations duly organized, validly existing, and in good standing under the laws of the State of Ohio. FCA Ohio is a wholly owned subsidiary of Fabri-Centers.




                                       24

                          5.2  AUTHORITY.  Fabri-Centers and FCA Ohio have
sufficient corporate power to enter into and perform their obligations under this Agreement. The execution, delivery, and performance of this Agreement by Fabri-Centers and FCA Ohio have been duly authorized by all necessary corporate action on their part. Assuming the due authorization, execution, and delivery of this Agreement by Brown Group and Cloth World, this Agreement is a valid and binding obligation of Fabri-Centers and FCA Ohio enforceable against them in accordance with its terms.

                          5.3  NO VIOLATION.  The execution and delivery of
this Agreement by Fabri-Centers and FCA Ohio do not, and the performance by Fabri-Centers and FCA Ohio of their obligations under this Agreement will not, result in any violation of or default under, or give rise to a right of modification, termination, or acceleration of any obligation under, any provision of the Articles of Incorporation or Regulations of Fabri-Centers or FCA Ohio; of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement or instrument to which Fabri-Centers or FCA Ohio is a party; of any permit, license, judgment, order, or decree by which Fabri-Centers or FCA Ohio is bound; or of any statute, ordinance, rule, or regulation by which Fabri-Centers or FCA Ohio is bound or which relates to their business. No authorization, consent, or approval of, or filing with, any Governmental Entity is necessary for the performance by Fabri-Centers or FCA Ohio of their obligations under this Agreement, except for compliance with the HSR Act.

                          5.4  FINDERS.  No finder or broker has acted on
behalf of Fabri-Centers or FCA Ohio in connection with the transactions contemplated by this Agreement other than Salomon Brothers Inc, whose fee will be paid solely by Fabri-Centers or FCA Ohio.

6.       COVENANTS

                          6.1  OPERATION OF THE BUSINESS PRIOR TO THE TIME OF
CLOSING. From the date of this Agreement until the Time of Closing, Brown Group will cause Cloth World and the Subsidiaries to operate the Business in all material respects in accordance with the following procedures:

                          (a)  ORDINARY COURSE.  Cloth World and the
         Subsidiaries will continue to operate the Business as presently and ordinarily conducted and will use all reasonable efforts to preserve their existing relationships with suppliers, customers, employees, and others having business relations with the them.




                                       25

                          (b)  NOT ENGAGE IN TRANSACTIONS REFERRED TO IN
         SECTION 4.8. Neither Cloth World nor any of the Subsidiaries will engage in any of the transactions referred to in Section 4.8 without the prior written consent of Fabri-Centers.

                          (c) BUSINESS POLICIES. Neither Cloth World nor any of the Subsidiaries will change in any material respect any of their business policies, including but not limited to advertising, pricing, promotional, purchasing, inventory, and personnel policies, without the prior written consent of Fabri-Centers. Without limiting the foregoing, neither Cloth World nor any of the Subsidiaries will mark-down retail prices except in accordance with existing pricing policies applied on a basis consistent with past practices. Cloth World will from time to time upon its reasonable request advise Fabri-Centers of, and consult with Fabri-Centers regarding, the types, mix, and quantities of inventory that it intends to maintain in the Stores through the end of the current fiscal year.

                          (d) STORE LEASES, PERSONAL PROPERTY LEASES, AND EXECUTORY CONTRACTS. Cloth World and the Subsidiaries will perform in all material respects the terms and conditions of the Store Leases, Personal Property Leases, and Executory Contracts.

                          (e) MAINTAIN PROPERTIES. Cloth World and the Subsidiaries will maintain all of the Acquired Assets in customary condition and repair, except for reasonable wear and tear and damage due to unforeseen casualty.

                          (f) MAINTAIN BOOKS OF ACCOUNT. Cloth World and the Subsidiaries will maintain their books of account and records in the usual and ordinary manner and in accordance with generally accepted accounting principles.

                          (g)  COMPLY WITH LAW.  Cloth World and the
         Subsidiaries will comply in all material respects with all laws applicable to them or contest in good faith, upon the advice of counsel, any alleged failure so to comply with any such laws.

                          6.2  ACCESS TO PREMISES AND RECORDS.  From the date
of this Agreement until the Time of Closing, Brown Group will (a) permit Fabri-Centers and its representatives to review the books and records relating to Cloth World, the Subsidiaries, and the Business and furnish such additional financial and


                                       26
operating information relating thereto as Fabri-Centers may reasonably request and (b) cause Cloth World and the Subsidiaries to permit authorized representatives of Fabri-Centers, at mutually agreeable times, to inspect the Stores and to interview key officers and employees of Cloth World and the Subsidiaries. All of Fabri-Center's investigations will be conducted in a manner that does not unreasonably interfere with Brown Group's normal business activities. Fabri-Centers agrees to treat all proprietary information received from Brown Group, Cloth World, and the Subsidiaries as confidential.

                          6.3  TRAINING OF PERSONNEL.  Prior to the Time of
Closing, Brown Group will cause Cloth World and the Subsidiaries to permit Fabri-Centers and its representatives to enter the Stores and to train employees of Cloth World and the Subsidiaries in the operation of Fabri-Center's point-of-sale cash registers and in other procedures practiced by employees of Fabri-Centers. All of Fabri-Center's training will be conducted in a manner that does not unreasonably interfere with Brown Group's normal business activities.

                          6.4  HSR ACT.  Fabri-Centers and Brown Group will
submit to the United States Department of Justice and the United States Federal Trade Commission all of the forms and information applicable to this transaction required under the HSR Act and will use all reasonable efforts to respond promptly to any request by them for additional information.

                          6.5  EFFORTS TO SATISFY CONDITIONS TO CLOSING; WAIVER
OR MODIFICATION OF RADIUS CLAUSES. Brown Group, Cloth World, Fabri-Centers, and FCA Ohio will use all reasonable efforts to satisfy the conditions to closing in Sections 7 and 8, including all reasonable efforts to obtain the consents and approvals by third parties and Governmental Entities required for the completion of the transactions contemplated by this Agreement. To the extent requested by Fabri-Centers, Brown Group and Cloth World will use all reasonable efforts to assist in obtaining a waiver or modification of all Radius Clauses to the extent that they would result in an increase in rentals due to the proximity of Stores owned or operated by Fabri-Centers or any of its affiliates. Fabri-Centers will control the discussions with landlords regarding any such waiver or modification; neither Brown Group, Cloth World, nor any of the Subsidiaries will, without the prior written consent of Fabri-Centers, agree to an increase in the rents, to any other material change in the terms of any Store Lease, or to any payment to landlords in connection with any such waiver or modification.





                                       27

                          6.6  STORE LEASE CONSENTS.

                          (a) In connection with the sale and transfer of the Store Leases in accordance with Section 1.1(c), Brown Group, Cloth World, and Fabri-Centers will use all reasonable efforts to obtain all Store Lease Consents prior to the Time of Closing. Notwithstanding any such sale and transfer of the Store Leases hereunder, neither Brown Group nor Cloth World will transfer any Store Lease hereunder unless the related Store Lease Consent is obtained. If and to the extent necessary to obtain any such Store Lease Consent, Fabri-Centers will provide the landlord with all financial and business information about Fabri-Centers reasonably requested by such landlord or of a type previously furnished by Fabri-Centers to its own landlords. Fabri-Centers will control the discussions with landlords regarding the Store Lease Consents and, if necessary, regarding the cost of terminating any Store Lease that cannot be transferred to FCA Ohio; neither Brown Group, Cloth World, nor any of the Subsidiaries will, without the prior written consent of Fabri-Centers, agree to an increase in the rents, to any other material change in the terms of any Store Lease, or to any payment to landlords in connection with the termination of any Store Leases that cannot be transferred.

                          (b) In the event that Fabri-Centers, in order to secure a Store Lease Consent agrees to an increase in rents or makes a lump sum or other payment to the landlord, in either case for the remaining current lease term only, Fabri-Centers and Brown Group will each pay one half (1/2) of the cost, subject to the overall limitations upon Sellers' obligations for Capped Liabilities set forth in Section 6.9. For this purpose, the cost of any increase in rents will be expressed as a present value, calculated using a discount rate equal to 175 basis points in excess of the yield to maturity on the average US Treasury security having a duration equal to the lease duration, and settled in cash as soon as the amount is calculated.

                          (c) In the event of the failure to obtain one or more Store Lease Consents prior to the Time of Closing, Brown Group and Cloth World will continue for a period of eighteen (18) months thereafter to use all reasonable efforts to obtain the Store Lease Consents as soon as practicable. Until these Store Lease Consents are obtained or upon the expiration of such


                                       28
         period, whichever is earlier, Brown Group and Cloth World will
         (i) to the extent they are legally able to do so, consider FCA Ohio a sublessee under any such Store Leases and make available to FCA Ohio any benefits Brown Group or Cloth World receives, will receive, or are available to Brown Group or Cloth World under such Store Leases, or (ii) cooperate reasonably in devising another lawful arrangement for transferring to FCA Ohio such benefits of the related Store Leases, including, in the case of Store Leases transferred into or held by Subsidiaries, the transfer to FCA Ohio of the capital stock of the Subsidiaries. If, notwithstanding these efforts, one or more Store Lease Consents are not obtained and the parties are unable to devise another arrangement for transferring to FCA Ohio the benefits of the related Store Leases, Brown Group will remain (as between itself and the landlord or landlords in question) as primary obligor under the Store Leases and, subject to the overall limitations upon Sellers' obligations for Capped Liabilities set forth in Section 6.9, pay future rents, the costs of terminating the Store Leases, the costs of any associated litigation, and all other amounts due under the Store Leases ("Store Lease Liabilities").

                          (d) Sellers' obligations with respect to the Store Leases will be limited to the foregoing undertakings. There will be no adjustment in the purchase price as a result of any failure or failures on the part of Buyers to have received a Store Lease Consent or any right of occupancy or use of any property under a Store Lease.

                          (e) Any other term or provision in this Agreement to the contrary notwithstanding, at such time as Sellers have paid the Aggregate Cap (as defined in Section 6.9) for the Capped Liabilities (as defined in Section 6.9), Buyers will pay, discharge, satisfy in full without any recourse to Sellers, and indemnify and hold Sellers harmless from and against, any and all remaining liabilities with repect to the Store Leases, including without limitation the Store Lease Liabilities, although Buyers will not be deemed thereby to have assumed any Store Leases for which the requisite Store Lease Consents have not been obtained.

                          6.7  DIVESTITURE OF ANY STORES REQUIRED TO OBTAIN
GOVERNMENTAL APPROVALS. In the event that the divestiture of one or more of the Stores is required in order to obtain any governmental approval required for the completion of the transactions contemplated by this Agreement, including but not limited to approval by the Federal Trade Commission or the



                                       29

Justice Department of the United States ("Required Divestitures"), Fabri-Centers will carry out the divestiture in a manner that it, in its judgment, considers to be reasonable and appropriate under the circumstances; Fabri-Centers will not, however, be required to take, or cause to be taken, any action that would result in divestitures or other conditions or requirements that Fabri-Centers, in its reasonable judgment, deems to be materially burdensome. At the time each such Store is divested, Brown Group will, subject to the overall limitations upon Sellers' ogligations for Capped Liabilities set forth in Section 6.9, pay to FCA Ohio one half (1/2) of the amount determined with respect to that Store using the following formula:

                   [A  times (B / C)] plus D minus E minus F

Where:

         A =     $62,000,000, adjusted in accordance with Section 3.6.

         B = Gross sales at that Store for the fiscal year ended January 29, 1994 (or, if the Store was not open for the full fiscal year, gross sales at the Store for that fiscal year on an annualized basis).

         C = Gross sales at all of the Stores for the fiscal year ended January 29, 1994.

         D = The costs incurred by Fabri-Centers or FCA Ohio in connection with the divestiture, including any amounts paid in connection with the transfer of the related Store Lease, associated attorneys' fees, and other out-of-pocket expenses.

         E = The proceeds, if any, realized upon the transfer of the related Store Lease.

         F = The book value of the Inventory at the Store, net of obsolescence reserve, as of the Time of Closing, as reflected in the Closing Date Statement.

                          Any other term or provision in this Agreement to the
contrary notwithstanding, Sellers' liability under this Section 6.7 will be subject to the overall limitations upon Sellers' obligations for Capped Liabilities set forth in Section 6.9. That is to say, at such time as Sellers have paid the Aggregate Cap for the Capped Liabilities, Buyers will pay, discharge, satisfy in full without any recourse to Sellers, and indemnify and hold Sellers harmless from and against, any and all remaining liabilities with repect to the Required Divestitures.



                                       30

                          6.8  SEVERANCE OBLIGATIONS.

                          (a) TO DONALD RICHEY AND WAREHOUSE EMPLOYEES. Sellers will retain all obligations and liabilities arising prior to the Time of Closing that they may have to Mr. Donald Richey and to employees of Sellers at the Warehouse (other than the manager of the Warehouse), including any obligation to provide severance pay or other benefits following termination of employment or the sale of the Business. These obligations and liabilities will not be subject to the Aggregate Cap.

                          (b)  TO ALL OTHER EMPLOYEES.  Subject to the
         provisions of this Section 6.8(b) which follow, Brown Group and Cloth World will also retain all obligations and liabilities to provide severance pay to employees of Cloth World and its Subsidiaries other than Hired Employees, Donald Richey, and the Warehouse employees referred to in Section 6.8(a), and will reimburse Fabri-Centers and FCA Ohio for any severance pay that they are required to pay to Hired Employees whose employment is terminated for any reason within six months after the Time of Closing ("Capped Severance Obligations"), subject in each case to the overall limitations upon Sellers' obligations for Capped Liabilities set forth in Section 6.9. Although Sellers will administer the payment of all such Capped Severance Obligations, any other term or provision in this Agreement to the contrary notwithstanding, Sellers' liability under this Section 6.8 will be subject to the overall limitations upon Sellers' obligations for Capped Liabilities set forth in Section 6.9. That is to say, at such time as Sellers have paid the Aggregate Cap for the Capped Liabilities, Buyers will pay, discharge, satisfy in full without any recourse to Sellers, and indemnify and hold Sellers harmless from and against, any and all remaining liabilities with repect to the Severance Obligations.

                          (c) Sellers will be responsible for and discharge any and all obligations to Warehouse employees (other than the manager of the Warehouse) under the Worker Adjustment and Retraining Notification Act ("WARN"), and Buyers will be responsible for and discharge any and all obligations under WARN with respect to all other employees of Cloth World and the Subsidiaries, although Sellers will provide any notices called for under WARN as directed by Buyers.

                          6.9  OVERALL LIMITATION ON SELLERS' OBLIGATIONS FOR
CAPPED LIABILITIES. Any other term or provision in this Agreement to the contrary notwithstanding, Sellers' aggregate payment obligations with respect to Store Lease Liabilities,


                                       31

Required Divestitures, and Capped Severance Obligations ("Capped Liabilities") will be limited to an overall cap of $1,900,000 (the "Aggregate Cap"). It will be at Buyers' reasonable discretion which category or categories of expenses are paid by Sellers in reaching the Aggregate Cap. Once the Aggregate Cap is reached, Sellers will have no further obligations whatsoever, Buyers will pay and discharge all liabilities with respect to Store Leases, Required Divestitures, or Capped Severance Obligations, and Sellers will have no further obligations whatsoever with respect thereto. Sellers will receive full credit against the Aggregate Cap for any and all payments they make directly to third parties in connection with Capped Liabilities.

                          6.10 ENVIRONMENTAL AUDITS.  As soon as practicable
after the date of this Agreement, FCA Ohio may, at its expense, obtain an environmental audit by a firm of nationally recognized experts in the field who are reasonably acceptable to Sellers of any Real Property that it elects to have audited. If such environmental audit discloses, with respect to any portion of the Real Property, the presence of Hazardous Substances or other conditions that violate applicable environmental permits, laws, rules, regulations, or orders of Governmental Entities, FCA Ohio may elect to exclude from the Acquired Assets any portion of the Real Property requiring remediation ("Remediation Property"), in which case the Remediation Property will be excluded from the Closing Date Statement. In such event, Sellers may elect not to proceed with the sale of any Acquired Assets hereunder and to terminate all their obligations under this Agreement.

                          6.11 TRANSITION SERVICES.  Effective as of the Time
of Closing, Brown Group and Fabri-Centers will enter into a transition services agreements providing for warehouse services, computer services, and other transition services for a reasonable period of time after the closing, but in no event for longer than six months (the "Transition Services Agreements"). Fabri-Centers will reimburse Brown Group for the direct costs of all employees who work full time to provide these services, for an agreed upon percentage of the direct costs of all employees who work part time to provide these services, and for all reasonable and documented out-of-pocket expenses, indirect and overhead expenses (to the extent that such expenses represent a reasonable allocation of the actual cost of the related services), and incentive expenses approved by Fabri-Centers that are incurred by Brown Group in providing these services, including amounts due under the lease of the Warehouse attributable to the period in which the warehouse services are provided.





                                       32

7.       CONDITIONS PRECEDENT TO OBLIGATION OF FABRI-CENTERS AND FCA OHIO

                          The obligation of Fabri-Centers and FCA Ohio to
complete the transactions contemplated by this Agreement is subject to the satisfaction, in all material respects, at or before the Time of Closing of the following conditions:

                          7.1  PERFORMANCE OF AGREEMENTS.  Brown Group and
Cloth World have performed in all material respects all obligations to be performed by them under this Agreement at or before the Time of Closing.

                          7.2  REPRESENTATIONS AND WARRANTIES.  The
representations and warranties made by Brown Group and Cloth World in this Agreement are true in all material respects at and as of the Time of Closing as though the representations and warranties had been made at and as of the Time of Closing.

                          7.3  NO MATERIAL ADVERSE CHANGE.  Between the date of
this Agreement and the Time of Closing, there has been no material adverse change in the consolidated financial condition, the consolidated results of operations, or the Business of Cloth World and the Subsidiaries, it being understood, however, that any material adverse change proximately resulting from either a negligent or wrongful act or omission of Buyers or from the disclosure of this Agreement and the transactions contemplated by it will not permit the Buyers to refuse to complete the transactions contemplated by this Agreement.

                          7.4  DUE DILIGENCE CONDITION.  In the course of
completing its due diligence investigation, nothing has come to the attention of Fabri-Centers that causes it reasonably to believe, and it does in fact so believe (all as evidenced with specificity in resolutions of Buyers' Boards of Directors promptly delivered to Sellers), that (i) the financial and other information disclosed to Fabri-Centers before the date of this Agreement does not represent, in all material respects, the value and financial performance of Cloth World and the Subsidiaries, taken as a whole, or (ii) the value of Cloth World and the Subsidiaries, taken as a whole, premised on information available to Fabri-Centers after the date of this Agreement is materially less than the value of Cloth World and the Subsidiaries premised on information disclosed to Fabri-Centers before the date of this Agreement.

                          7.5  FINANCING.  Fabri-Centers has obtained
financing, on terms reasonably satisfactory to it, for the cash portion of the consideration for the Acquired Assets. If this Agreement is terminated due to the failure by Fabri-Centers to obtain financing, Fabri-Centers will promptly (and in no event


                                       33
later than 30 days after receipt of an invoice from Sellers) reimburse Brown Group and Cloth World for all of their document out-of-pocket expenses (including, without limitation, the fees and disbursements of their counsel) reasonably incurred by them in connection with the negotiation, execution, and performance of this Agreement or of any other Closing Document or in connection with the due diligence conducted by Fabri-Centers.

                          7.6  NO INJUNCTION.  No temporary restraining order
or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement has been issued (other than at the instance of Buyers) and is in effect. No action, suit, proceeding, order, or investigation (other than at the instance of Buyers) is pending or threatened before any federal, state, municipal, or other court or Governmental Entity that, if adversely determined, could have a material adverse effect on the consolidated financial condition, the consolidated results of operations, or the Business of Cloth World and the Subsidiaries or could materially impair the ability of Fabri-Centers or FCA Ohio to operate the Business from and after the Time of Closing as presently and ordinarily conducted.

                          7.7  HSR ACT.  All applicable pre-merger notification
and waiting period requirements under the HSR Act have been satisfied.

                          7.8  OTHER THIRD-PARTY CONSENTS AND GOVERNMENTAL
APPROVALS. All third-party consents and governmental approvals required for the completion of the transactions contemplated by this Agreement, other than the Store Lease Consents, have been obtained in writing and delivered to FCA Ohio.

                          7.9  DOCUMENTS DELIVERED.  Brown Group has
delivered to Fabri-Centers all of the documents required under Section 9.2.


8.       CONDITIONS TO OBLIGATION OF BROWN GROUP AND CLOTH WORLD
                          The obligation of Brown Group and Cloth World to
complete the transactions contemplated by this Agreement is subject to the satisfaction, in all material respects, at or before the Time of Closing of the following conditions:

                          8.1  PERFORMANCE OF AGREEMENTS.  Fabri-Centers and
FCA Ohio have performed in all material respects all obligations to be performed by them under this Agreement at or before the Time of Closing.

                          8.2  REPRESENTATIONS AND WARRANTIES.  The
representations and warranties made by Fabri-Centers and FCA Ohio in this Agreement are true in all material respects at and as of


                                       34
the Time of Closing as though the representations and warranties had been made at and as of the Time of Closing.

                          8.3  NO INJUNCTION.  No temporary restraining order
or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement has been issued (other than at the instance of Sellers) and is in effect.

                          8.4  HSR ACT.  All applicable pre-merger notification
and waiting period requirements under the HSR Act have been satisfied.

                          8.5  GOVERNMENTAL APPROVALS.  All governmental
approvals required for the completion of the transactions contemplated by this Agreement have been obtained in writing and delivered to Brown Group.

                          8.6  DOCUMENTS DELIVERED.  Fabri-Centers has
delivered to Brown Group all of the documents required under Section 9.3.


9.       THE CLOSING

                          9.1  TIME AND LOCATION.  The closing will take place
at Brown Group, Inc., 8300 Maryland Avenue, St. Louis, Missouri, 63105, on October 2, 1994, or at such other place and date as the parties may agree (the "Time of Closing").

                          9.2  DELIVERIES BY BROWN GROUP AND CLOTH WORLD.  At
the closing, and as conditions concurrent to the obligations of Fabri-Centers and FCA of Ohio specified in Section 9.3 below, Brown Group and Cloth World will deliver or cause to be delivered to Fabri-Centers the following:

                          (a) Certificates, dated not more than 30 days prior to the Time of Closing, from the appropriate authorities in the States of New York and Missouri attesting to the existence and good standing of Brown Group and Cloth World.

                          (b) Certified copies of resolutions adopted by the Boards of Directors of Brown Group and Cloth World approving the execution, delivery, and performance of this Agreement by them.

                          (c) An officers' certificate, signed by the Chief Executive Officer or the Chief Financial Officer of Brown Group, certifying that the conditions in



                                       35

         Sections 7.1, 7.2, 7.3, 7.6, 7.7, and 7.8 have been satisfied.

                          (d)  An Opinion of Brown Group's Counsel
         substantially in the form of Exhibit 9.2(d).

                          (e) An Assignment and Assumption of Store Lease for each of the Store Leases substantially in the form of Exhibit 9.2(f), duly executed by Cloth World or the Subsidiary that is a party to the Store Lease, together with the forms of Store Lease Consents (executed by the landlord to the extent the same has been accomplished) referred to in Section 7.8.

                          (f) A General Assignment and Assumption Agreement substantially in the form of Exhibit 9.2(g), duly executed by Cloth World and the Subsidiaries.

                          (g)  A General Assignment and Bill of Sale
         substantially in the form of Exhibit 9.2(h), duly executed by Cloth World and the Subsidiaries.

                          (h)  The Escrow Agreement, duly executed by
         Brown Group and Cloth World.

                          (i) The Transition Services Agreements, duly executed by Brown Group.

                          (j) A deed for the Owned Real Property (this deed will be the same type of deed as was given to Cloth world when it acquired the Owned Real Property; for example, if Cloth World was given a general warranty deed, it will deliver a general warranty deed to FCA Ohio).

                          9.3  DELIVERIES BY FABRI-CENTERS.  At the closing,
and as conditions concurrent to the obligations of Brown Group and Cloth World specified in Section 9.2 above, Fabri-Centers and FCA of Ohio will deliver or cause to be delivered to Brown Group and Cloth World the following:

                          (a) Certificate, dated not more than 30 days prior to the Time of Closing, from the appropriate authority in the State of Ohio attesting to the existence and good standing of Fabri-Centers and FCA Ohio.

                          (b) Certified copies of resolutions adopted by the Boards of Directors of Fabri-Centers and FCA Ohio approving the execution, delivery, and performance of this Agreement by them.


                                       36

                          (c) An officer's certificate, signed by the Chief Executive Officer or the Chief Financial Officer of Fabri- Centers, certifying that the conditions in Sections 8.1 through 8.5 have been satisfied.

                          (d)  An Opinion of Fabri-Center's Counsel
         substantially in the form of Exhibit 9.3(d).

                          (e) The General Assignment and Assumption Agreement, duly executed by FCA Ohio.

                          (f)  The Escrow Agreement, duly executed by
         Fabri-Centers and FCA Ohio.

                          (g) The Transition Services Agreements, duly executed by Fabri-Centers.

                          (h) $61,000,000 by delivery of a bank check drawn on a bank in St. Louis, Missouri, as provided in Section 3.1(a).

Also as a condition concurrent to the obligations of Brown Group and Cloth World specified in Section 9.2 above, FCA Ohio will at the closing deposit $1,000,000 with the Escrow Agent, as provided in Section 3.1(c).

                          9.4  FURTHER ASSURANCES.  Each of the parties agrees
that it will, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by the other party to carry out the transactions contemplated by this Agreement.


10.      TERMINATION

                          This Agreement may be terminated on or before the
Time of Closing:

                          (a) by the mutual written consent of Brown Group and Fabri-Centers;

                          (b) by Fabri-Centers, if there has been a material violation or breach by Brown Group or Cloth World of any of the representations, warranties, or covenants made by them in this Agreement that has not been waived in writing by Fabri-Centers and has not been or cannot be cured by Brown Group or Cloth World at or before the Time of Closing;




                                       37

                          (c) by Brown Group, if there has been a material violation or breach by Fabri-Centers or FCA Ohio of any of the representations, warranties, or covenants made by them in this Agreement that has not been waived in writing by Brown Group and has not or cannot be cured by Fabri-Centers or FCA Ohio at or before the Time of Closing;

                          (d) by either party in the event the Closing has not occurred by October 31, 1994; provided that, if the Closing has not occurred due to a violation or breach of the representations, warranties, or covenants made by either of the parties in this Agreement, that party may not terminate this Agreement under this clause (d); or

                          (e)  otherwise as expressly provided for herein.

11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                          11.1 SURVIVAL OF COVENANTS, REPRESENTATIONS,
WARRANTIES AND INDEMNIFICATION. The covenants made by Brown Group, Cloth World, Fabri-Centers, and FCA Ohio in this Agreement will survive the Time of Closing and any investigation or inquiry made by any of them without limitation as to time except as otherwise provided in this Agreement. The representations and warranties made by Brown Group, Cloth World, Fabri-Centers, and FCA Ohio in this Agreement will also survive the Time of Closing and any investigation or inquiry, although any claim for the incorrectness or breach of these representations or warranties must be brought by written Notice of Indemnification Claim in the form attached as Exhibit 11.1 delivered to the party from whom indemnification is sought within the following periods:

                          (a)  With respect to the representations and
         warranties in Sections 4.1, 4.2, 4.3, 5.1, and 5.2, within a period of 3 years following the Time of Closing.

                          (b)  With respect to the representations and
         warranties in Section 4.10, prior to the lapse of time specified in the applicable statutes of limitation.

                          (c)  With respect to all representations and
         warranties not referred to in clauses (a) and (b) of this Section 11.1, within a period of 18 months following the Time of Closing.

         All claims not brought by means of such written notice delivered within such applicable period of limitations


                                       38
specified above will thereupon expire and will be forever barred.

                          Indemnification undertakings will expire concurrently
with expiration of the respective covenants, representations, or warranties on which they are based.

                          11.2 INDEMNIFICATION BY BROWN GROUP AND CLOTH WORLD.
Subject to Sections 11.1 and 11.5, Brown Group and Cloth World will, jointly and severally, indemnify Fabri-Centers and FCA Ohio for any claim, loss, cost, liability, or expense (including attorneys' fees and costs of litigation) that may be asserted against or incurred by them as a proximate result of (a) the incorrectness of any of the representations or warranties made by Brown Group or Cloth World in this Agreement, (b) the breach of any of the covenants made by Brown Group or Cloth World in this Agreement, or (c) the assertion against Fabri-Centers or FCA Ohio of any of the Retained Liabilities.

                          11.3 INDEMNIFICATION BY FABRI-CENTERS AND FCA OHIO.
Subject to Sections 11.1 and 11.5, Fabri-Centers and FCA Ohio will, jointly and severally, indemnify Brown Group, Cloth World, and the Subsidiaries for any claim, loss, cost, liability, or expense (including attorneys' fees and costs of litigation) that may be asserted against or incurred by Brown Group or Cloth World as a proximate result of (a) the incorrectness of any of the representations or warranties made by Fabri-Centers or FCA Ohio in this Agreement, (b) the breach of any of the covenants made by Fabri-Centers or FCA Ohio in this Agreement, (c) the assertion against Brown Group, Cloth World, or the Subsidiaries of any of the Assumed Liabilities or, after Sellers have paid the Aggregate Cap for the Capped Liabilities, the assertion against Brown Group, Cloth World, or the Subsidiaries of any of the Capped Liabilities, (d) any damage or injury proximately resulting from an act or omission of Buyers or their agents or employees while on Sellers' premises in connection with any due diligence investigation or training activity prior to the Time of Closing.

                          11.4 NOTICE AND DEFENSE OF CLAIMS.  A party (the
"Asserting Party") claiming indemnification under this Agreement, including indemnification under Section 2.1, 3.1, 6.9, or 11 of this Agreement, will promptly notify in writing the party from whom indemnification is being sought (the "Indemnifying Party") of the nature and basis of the claim for indemnification; the failure to give any such notice will not, however, relieve the Indemnifying Party from its obligation to provide indemnification under this Section 11. If the claim relates to a claim or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Indemnifying Party may elect to assume the defense of the


                                       39

Third Party Claim at its own expense with counsel selected by it. The Indemnifying Party may not, however, assume the defense if the named partes to the Third Party Claim (including any impleaded parties) include both the Indemnifying Party and the Asserting Party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; in any such case, the Asserting Party will have the right to employ, at the expense of the Indemnifying Party, counsel approved by the Indemnifying Party. If the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnifying Party will not be liable for any fees or expenses of counsel for the Asserting Party incurred in connection with the Third Party Claim (except in the case of potential differing interests, as provided in the preceding sentence). If the Indemnifying Party does not assume the defense of the Third Party Claim, the Asserting Party will have the right to settle the Third Party Claim at the Indemnifying Party's expense. The Asserting Party and the Indemnifying Party will cooperate in the defense of any claim, action, or proceeding covered by this Section 12. The Asserting Party will make available to the Indemnifying Party or its representatives all records and other materials reasonably required by the Indemnifying Party for use in contesting any Third Party Claim.

                          11.5 DEDUCTIBLE.  No action may be brought against
any party hereto on account of or in any way related to any representation or warranty in any Closing Document (as hereinafter defined), or for any indemnity for breach of any such representation or warranty, unless and until the person or entity claiming to have been injured thereby has sustained actual damages in excess of $300,000 (the "Deductible") as a proximate result of such party's misrepresentations or breaches of warranty. Such action will be limited to recovery of only those damages which exceed the Deductible. The limitation in this Section 11.5 does not apply to any indemnification under Sections 11.2(b), 11.2(c), 11.3(b), 11.3(c) or 11.3(d).


12.      COVENANT NOT TO COMPETE

                          For a period of five years after the Time of Closing,
Brown Group and Cloth World will not, and will cause their affiliates not to, own or operate any retail store that sells sewing fabrics, apparel fabric, home furnishings, notions, patterns, craft fabric, crafts, seasonal goods, or flowers of a type sold on the date of this Agreement at the Stores, or at Fabri-Centers' Jo-Ann Fabrics stores, at any place within the continental United States; except that, this Section 12 will not prohibit Brown Group, Cloth World or any of their affiliates from owning not more than five percent in the aggregate of the



                                       40
outstanding shares of any corporation whose shares are traded on a national securities exchange or in the over-the-counter market.


13.      MISCELLANEOUS PROVISIONS

                          13.1 WAIVER OF COMPLIANCE WITH BULK SALES LAWS.  The
parties waive compliance with any bulk sales laws applicable to the transactions contemplated by this Agreement.

                          13.2 EXPENSES.  Except as otherwise expressly
provided in this Agreement, Brown Group will pay all fees and expenses incurred by Brown Group, Cloth World, or any of the subsidiaries, whether before or after the Time of Closing, in connection with the transactions contemplated by this Agreement, and Fabri-Centers and FCA Ohio will pay all fees and expenses incurred by Fabri-Centers or FCA Ohio, whether before or after the Time of Closing, in connection with the transactions contemplated by this Agreement. Sellers will pay all sales and use taxes and transfer fees arising out of the transfer of the Acquired Assets to FCA Ohio, and Buyers will pay all recording fees resulting from the recording of assignments of the Store Leases.

                          13.3 WAIVER AND AMENDMENT.  Any provision of this
Agreement may be waived in writing by the party that is entitled to the benefit of that provision. This Agreement may be amended or supplemented at any time, although no such amendment or supplement will be effective unless it is in writing and signed by both Brown Group and Fabri-Centers.

                          13.4 ENTIRE AGREEMENT; NO RIGHTS OR REMEDIES TO OTHER
PERSONS. This Agreement, including the Schedules and Exhibits to this Agreement, (a) constitutes the entire agreement among the parties on its subject matter and supersedes all prior agreements, both written and oral, and
(b) is not intended to confer any rights or remedies upon any individual or organization other than the parties. The Confidentiality Agreement, however, between Brown Group and Fabri-Centers dated as of May 10, 1993 (including the Addendum thereto dated August 9,1994) is hereby confirmed, will survive execution of this Agreement and will remain in full force and effect until the purchase price has been paid to Sellers in full.

                          13.5 ASSIGNMENT.  Without the prior written consent
of the other parties, none of the parties may assign its rights or delegate its obligations under this Agreement, except that FCA Ohio may assign all of its rights under this Agreement to another wholly owned subsidiary of Fabri-Centers.




                                       41

                          13.6 GOVERNING LAW.  The interpretation, validity,
and enforcement of this Agreement will be governed by the laws of the State of Missouri.

                          13.7 NOTICES.  All notices and other communications
under this Agreement must be in writing and will be deemed to be given (a) when delivered in person, (b) when sent by facsimile with confirmation of receipt,
(c) one day after being sent by overnight courier, or (d) five business days after being sent by registered or certified mail (return receipt requested), addressed in each case as follows:

                          IF TO FABRI-CENTERS OR FCA OHIO:

                          Fabri-Centers of America, Inc.
                          5555 Darrow Road
                          Hudson, Ohio  44238
                          Facsimile Number:  (216) 656-3057
                          Attention:  Robert Norton,
                                      Vice Chairman of the Board


                          IF TO BROWN GROUP OR CLOTH WORLD:

                          Brown Group, Inc.
                          8300 Maryland Avenue
                          St. Louis, Missouri  63105
                          Facsimile Number:  (314) 854-4205
                          Attention:  Harry E. Rich
                                      Executive Vice President

                          with copies to:

                          Robert D. Pickle, Esq.
                          Vice President, Secretary and General Counsel Brown Group, Inc.
                          8300 Maryland Avenue
                          St. Louis, Missouri  63105

                          and

                          Edwin S. Fryer, Esq.
                          Bryan Cave
                          211 North Broadway, Ste. 3600
                          St. Louis, Missouri 63102-2186

                          Any party may change the address or facsimile number
to which notices or other communications are to be given by furnishing the other parties with written notice of the change.



                                       42

                          13.8 HEADINGS.  The headings contained in this
Agreement are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement.

                          13.9 COUNTERPARTS.  This Agreement may be executed in
two or more counterparts, all of which will be considered one and the same agreement, and will become effective when one counterpart has been signed by each of the parties and delivered to the other parties.

                          13.10 SEVERABILITY.  The invalidity of any provision
or provisions of this Agreement will not affect the validity of any other provisions of this Agreement, which will remain in full force and effect.

                          13.11 PUBLICITY.  No press releases or other public
disclosure, either written or oral, of the transactions contemplated by this Agreement will be made by any party without the consent of the other parties, except as may be required by law. If disclosure is required by law, the party seeking to make the disclosure will consult with the other party regarding the content and timing of the disclosure.


14.      GENERAL PROVISIONS OF GLOBAL APPLICATION

                          THE FOLLOWING PROVISIONS ARE OF GENERAL APPLICATION
TO THE AGREEMENT AND TO THE CLOSING DOCUMENTS (AS HEREINAFTER DEFINED) AND THEY WILL APPLY AND GOVERN ANY OTHER TERM OR PROVISION HEREIN OR IN ANY OTHER CLOSING DOCUMENT TO THE CONTRARY NOTWITHSTANDING:

                          14.1  Any and all disclosures made anywhere in this
Agreement or any other Closing Document will be considered also to have been made in every exhibit and schedule hereto and thereto. No schedule, exhibit or other document will be deemed to be part of this Agreement unless the same has been specifically referred to herein, marked as such and physically attached hereto. There are no representations or warranties of any kind whatsoever made herein by any party hereto except those which are expressly set forth herein or in another Closing Document.

                          14.2  Any party obligated hereunder or under any
other Closing Document to use "reasonable efforts" will be deemed to have satisfied such obligation in full by the use of all reasonable business efforts.

                          14.3  Any provision in this Agreement or in any
Closing Document that any document, act, forbearance, or



                                       43
undertaking be "satisfactory" to a party will be interpreted to mean "reasonably satisfactory" to such party.

                          14.4  Each representation and/or warranty, whether
made herein or in another Closing Document, stated to have been made "to the best knowledge" of the party making same, or words of similar import, will be limited to mean only the actual knowledge of the officers of Brown Group who have direct involvement with Cloth World, Brown Group's General Counsel and lawyers in the office of the General Counsel, officers of Cloth World, Cloth World's store planning group, Cloth World's lease administrators, and Jim Hankins and buyers reporting to him, without any further inquiry or diligence on the part of such person.

                          14.5  Unless the context clearly requires otherwise,
all references to this Agreement and to the Closing Documents will include all exhibits and schedules hereto and thereto respectively.

                          14.6  No representation or warranty of any party will
be deemed to have been breached because it is or may be untrue or inaccurate on the date this Agreement is executed if, as a result of corrective action initiated at or prior to the Time of Closing by or on behalf of the party making such representation or warranty, it becomes or is made true or accurate on or before the time of Closing.

                          14.7  Whenever a representation or warranty contains
the word "may", "might", "could" or "would" in respect to the future effect of an act, omission or occurrence, the same will be deemed to mean "can reasonably be expected to".

                          14.8  The term "Closing Document" or "Closing
Documents" will mean and be limited to this Agreement and the documents referred to in Sections 9.2 and 9.3.

                          14.9  If the subject of a representation or warranty
which is limited to a specific subject matter is also covered by a representation or warranty of more general application, the limitations and qualifications upon the representation or warranty which appear in the more specific section will also apply to the more general provision to the extent that the more general provision covers the subject of the specific provision.

                          14.10  Whenever a Closing Document provides for the
consent or approval of any party hereto, such consent or approval will not be unreasonably withheld or delayed.




                                       44

                          14.11  The phrase "full force and effect" when used
in a Closing Document in relation to an agreement, lease or other instrument or undertaking will mean and be limited to "full force and effect in accordance with its terms."

                          14.12  Buyers will cooperate reasonably with Sellers
(such as, without limitation, giving Sellers' representatives reasonable access to Buyers' premises and employees) in respect of Sellers' obligations to minimize, resolve and discharge the Retained Liabilities.

15.      PARENT GUARANTEES

                          Each of Fabri-Centers and Brown Group hereby
unconditionally and irrevocably guarantees the full and timely performance of all the obligations and responsibilities of FCA Ohio (in the case of Fabri-Centers) and Cloth World (in the case of Brown Group) under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             BROWN GROUP, INC.


                                             By:   HARRY E. RICH
                                                -------------------------------
                                             Title:  EXECUTIVE VICE PRESIDENT
                                                   ----------------------------

                                             CLOTH WORLD, INC.


                                             By:   HARRY E. RICH
                                                -------------------------------
                                             Title:  EXECUTIVE VICE PRESIDENT
                                                   ----------------------------

                                             FABRI-CENTERS OF AMERICA, INC.


                                             By:   ROBERT NORTON
                                                -------------------------------
                                             Title:  VICE CHAIRMAN OF THE BOARD
                                                   ----------------------------


                                             FCA OF OHIO, INC.


                                             By:   ROBERT NORTON
                                                -------------------------------
                                             Title:  VICE CHAIRMAN OF THE BOARD
                                                   ----------------------------


                                       45


                             INDEX OF DEFINED TERMS


Acquired Assets . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
ADA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 22
Aggregate Cap . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 32
Asserting Party . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 39
Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  5
Brown Group . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
Buyers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
Capped Liabilities  . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 32
Capped Severance Obligations  . . . . . . . . . . . . . . . . .. . . . . . . 31
Cash in Registers . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  3
Closing Date Statement  . . . . . . . . . . . . . . . . . . . .. . . . . . .  8
Cloth World . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  7
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  7
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 19
Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 20
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  7
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 20
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  8
Executory Contracts . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  2
Fabri-Centers . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
FCA Ohio  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
Governmental Entity . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  2
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . .. . . . . . . 23
Hired Employees . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  5
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 12
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 39
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  2
January 1994 Balance Sheet  . . . . . . . . . . . . . . . . . .. . . . . . .  9
Net LIFO Book Value . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 10
Owned Real Property . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  2
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  3
Personal Property Leases  . . . . . . . . . . . . . . . . . . .. . . . . . .  2
Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  3
Prorated Charges  . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  9
Radius Clauses  . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 15
Real Property . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 15
Remediation Property  . . . . . . . . . . . . . . . . . . . . .. . . . . . . 32
Required Divestitures . . . . . . . . . . . . . . . . . . . . .. . . . . . . 30
Retained Assets . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  4
Retained Liabilities  . . . . . . . . . . . . . . . . . . . . .. . . . . . .  6
Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . 14
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1
Store Lease Consents  . . . . . . . . . . . . . . . . . . . . .. . . . . . . 15
Store Lease Liabilities . . . . . . . . . . . . . . . . . . . .. . . . . . . 29
Store Leases  . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  2
Stores  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .  1


                                       46

Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Taxing Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Time of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Transition Services Agreements  . . . . . . . . . . . . . . . . . . . . . . 32
Warehouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
WARN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31





                                       47

                               LIST OF SCHEDULES


                    SECTION                        DESCRIPTION
                    -------                        -----------
                    1.1(a)                         Tangible Personal Property List
                    1.1(c)(i)                      Owned Real Property List
                    1.1(c)(ii)                     Store Lease List
                    1.1(d)(i)                      Personal Property Lease List
                    1.1(d)(ii)                     Executory Contract List
                    1.1(e)                         Security and Other Deposits List
                    1.1(f)                         Permit List
                    1.1(g)                         Proprietary Rights List
                    1.3(f)                         Retained Assets List
                    3.1                            Allocation Schedule
                    3.3(a)                         Inventory Instructions
                    3.3(b)                         Inventory Materials
                    4                              Disclosure Schedule


                                                                LIST OF EXHIBITS


                    SECTION                        DESCRIPTION
                    -------                        -----------

                    3.1(b)                         Escrow Agreement
                    9.2(d)                         Opinion of Brown Group's Counsel
                    9.2(f)                         Assignment and Assumption of Store Lease
                    9.2(g)                         General Assignment and Assumption Agreement
                    9.2(h)                         General Assignment and Bill of Sale
                    9.3(d)                         Opinion of Fabri-Center's Counsel
                    11.1                           Notice of Indemnification Claim





                                       48

                                                                  EXHIBIT 3.1(B)

                                ESCROW AGREEMENT


                                                                          [Date]


[NAME AND ADDRESS OF
ESCROW AGENT]

Attn:  [Escrow Officer's Name and Title]

Gentlemen:

                          Pursuant to an Asset Purchase Agreement, dated August
24, 1994 (the "Asset Purchase Agreement"), among Fabri-Centers of America, Inc. ("Fabri-Centers"), FCA of Ohio, Inc. ("FCA Ohio"), Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. ("Cloth World"), FCA Ohio is acquiring substantially all of the assets and rights of Cloth World.

                          Pursuant to Section 3.1(b) of the Asset Purchase
Agreement, FCA Ohio is required to deposit with you certain amounts to be held by you as escrow agent (the "Escrow Agent") in a fund (the "Escrow Fund") to be invested and disbursed by you in accordance with this Escrow Agreement.


I.  DEFINITIONS

                          As used in this Escrow Agreement:

                          (a)  "ELIGIBLE INVESTMENTS" means (i) obligations
issued by the United States of America, or the payment of the principal and interest of which is fully and unconditionally guaranteed by the United States of America, (ii) obligations issued or guaranteed by any State of the United States of America, or political subdivision of any such State, rated A or higher by Moody's Investors Service, Inc. or by Standard & Poor's Corporation, both of New York, New York, or their successors, (iii) commercial or finance paper of any corporation that is rated either P-1 or A-1 or an equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation, both of New York, New York, or their successors, (iv) investments in demand deposits, or certificates of deposit due within 12 months, issued by, or bankers' acceptances of, banks, savings banks, savings and loan associations, or trust companies organized under the laws of the United States of America or any State thereof (including the Escrow Agent) that have a reported capital and surplus of at least $100,000,000 in dollars of the United States of America; (v) repurchase agreements that are fully secured by obligations of the type specified in (i) above; and (vi) regulated money market funds invested in government obligations or commercial paper meeting the criteria of clauses (i), (ii), or (iii) above; provided that any such investment or deposit is not prohibited by law.

                          (b)  "INDEMNIFICATION CLAIM" means any claim asserted
by Fabri-Centers or FCA Ohio against Brown Group or Cloth World for indemnification under the Asset Purchase Agreement.

                          (c)  "PRICE ADJUSTMENT CLAIM" means any claim asserted
by FCA Ohio that it is entitled recover the amount of a purchase price adjustment under Section 3.6 of the Asset Purchase Agreement.

                          In addition to the foregoing, each of the other
capitalized terms used in this Escrow Agreement has the meaning given to it in the Asset Purchase Agreement.


II.  INVESTMENT OF ESCROW FUND

                          Any amounts held in the Escrow Fund will, at the
direction of Brown Group, be invested by the Escrow Agent in Eligible Investments. Any interest or other earnings on these investments will, until distributed, be reinvested by the Escrow Agent in the same manner as all other amounts in the Escrow Fund.


III.  DISBURSEMENTS FOR INDEMNIFICATION CLAIMS

                          (a)  ASSERTION OF INDEMNIFICATION CLAIMS BY
FABRI-CENTERS OR FCA OHIO. Whenever Fabri-Centers or FCA Ohio wishes to recover the amount of an Indemnification Claim from the Escrow Fund, it must deliver to both the Escrow Agent and Brown Group a written notice in the form attached as Exhibit III(a) to this Escrow Agreement (an "Indemnification Request") confirming that it is entitled to recover the Indemnification Claim under the Asset Purchase Agreement, describing the nature and basis of the Indemnification Claim, and setting forth the amount of the Indemnification Claim or a reasonable estimate of the amount.

                          (b)  CONTESTING OF INDEMNIFICATION CLAIMS AND AMOUNTS
BY SELLER. Brown Group may contest the validity or amount of the Indemnification Claim by delivering to both the Escrow Agent and Fabri-Centers, within 30 days after its receipt of the Indemnification Request, a written notice in the form attached as Exhibit III(b) to this Escrow Agreement (a "Notice of Dispute") setting forth its basis for disputing
                                       2
the Indemnification Claim, the portion of the Indemnification Claim that it disputes, and (if applicable) the portion of the Indemnification Claim that it does not dispute.

                          (c)  PAYMENTS TO FABRI-CENTERS OR FCA OHIO.  The
Escrow Agent will make the following payments to Fabri-Centers or FCA Ohio from the Escrow Fund:

                          (i) If the Escrow Agent does not receive a Notice of Dispute within 30 days after it has received the Indemnification Request, the Escrow Agent will promptly remit to Fabri-Centers or FCA Ohio, as the case may be, the amount or estimate set forth in the Indemnification Request.

                          (ii) If (1) the Escrow Agent receives a Notice of Dispute within 30 days after it has received the Indemnification Request and (2) the Notice of Dispute specifies a portion of the Indemnification Claim that is not disputed by Brown Group, the Escrow Agent will forthwith remit to Fabri-Centers or FCA Ohio, as the case may be, the portion of the Indemnification Claim that is not in dispute and will retain in the Escrow Fund the portion of the Indemnification Claim that is in dispute.

                          (iii) If (1) the Escrow Agent receives a Notice of Dispute within 30 days after it has received the Indemnification Request and (2) the Notice of Dispute does not specify any portion of the Indemnification Claim that is not disputed by Brown Group, the Escrow Agent will retain in the Escrow Fund the full amount of the Indemnification Claim.

                          (iv) The Escrow Agent will remit to Fabri-Centers or FCA Ohio, as the case may be, any amount of the Indemnification Claim that was disputed by Brown Group and retained by the Escrow Agent pursuant to Section III(c)(ii) or III(c)(iii) forthwith when (but not before) it receives written notice signed by Brown Group acknowledging that Fabri-Centers or FCA Ohio is entitled to the amount. Brown Group agrees promptly to sign and deliver such a notice to the Escrow Agent whenever it is determined that Fabri-Centers or FCA Ohio is entitled to the amount.





                                       3

IV.   DISBURSEMENTS FOR PRICE ADJUSTMENT CLAIMS

                          Whenever FCA Ohio wishes to recover the amount of a
Price Adjustment Claim from the Escrow Fund, it must deliver to the Escrow Agent joint written instructions to the Escrow Agent, executed by both Fabri-Centers and Brown Group, instructing the Escrow Agent to pay to FCA Ohio the Price Adjustment Claim in the amount specified.


V.    PAYMENTS TO BROWN GROUP

                          (a)  DISBURSEMENTS TO BROWN GROUP UPON SETTLEMENT OF
PURCHASE PRICE ADJUSTMENT. Upon receipt of joint written instructions, executed by both Fabri-Centers and Brown Group, stating that any purchase price adjustment under Section 3.6 of the Asset Purchase Agreement has been settled and paid, the Escrow Agent will remit to Brown Group the amount remaining in the Escrow Fund less any amount in dispute retained by the Escrow Agent pursuant to Section III(c)(ii) or III(c)(iii) and not distributed to Fabri-Centers or FCA Ohio pursuant to Section III(c)(iv). Fabri-Centers and Brown Group agree promptly to sign and deliver such a notice to the Escrow Agent as soon as the purchase price adjustment has been settled and paid.

                          (b)  DISBURSEMENT OF BALANCE OF ESCROW FUND TO BROWN
GROUP. The Escrow Agent will remit the balance of the amount remaining in the Escrow Fund after any disbursement under Section V(a) upon receipt by the Escrow Agent of a written notice signed by Fabri-Centers acknowledging that Brown Group is entitled to receive the amount. Fabri-Centers agrees promptly to sign and deliver such a notice to the Escrow Agent whenever it is determined that Brown Group is entitled to the amount.


VI.  GENERAL PROVISIONS

                          (a)  DISTRIBUTION OF INTEREST AND OTHER EARNINGS.
The Escrow Agent will, on a monthly basis, distribute to Fabri- Centers 35% of all interest and other earnings on amounts in the Escrow Fund; Fabri-Centers will be solely responsible for the payment of all Federal income taxes with respect all interest and other earnings on amounts in the Escrow Fund. The remaining 65% of the interest and other earnings on amounts in the Escrow Fund will be allocated among each of the parties in proportion to the principal amount of the Escrow Fund ultimately distributed to that party in accordance with this Escrow Agreement.



                                       4

                          (b)  RECORDS.  The Escrow Agent will maintain a
record of all amounts deposited in the Escrow Fund, of all interest and other earnings on those amounts, of all Indemnification Requests received by it, of all Notices of Dispute received by it, and of all disbursements made be it. The Escrow Agent will, upon request, make these records available to Fabri-Centers and Brown Group for inspection during normal business hours.

                          (c)  LIMITATION OF ESCROW AGENT'S RESPONSIBILITY.  In
making payments under this Escrow Agreement, the Escrow Agent will not be required to use any funds other than those in the Escrow Fund. The Escrow Agent will be required to perform only those duties set forth in this Escrow Agreement. The Escrow Agent's duties under this Escrow Agreement are solely ministerial in nature, and nothing in this Escrow Agreement will be construed to give rise to any fiduciary duty on the part of the Escrow Agent. The Escrow Agent will not be responsible for the collection of any amount required to be deposited in the Escrow Fund by FCA Ohio.

                          (d)  CONDITIONS OF ESCROW AGENT'S OBLIGATIONS.

                          (i) The Escrow Agent will be entitled to employ such legal counsel and other experts as it may deem necessary to advise it in connection with its obligations under this Escrow Agreement, may rely on the advice of such counsel, and may pay reasonable compensation to such counsel.

                          (ii) The Escrow Agent may resign by delivering written notice of its resignation to Fabri-Centers and Brown Group at least 30 days before its resignation becomes effective. In the event of any such resignation, Fabri-Centers and Brown Group may appoint as a successor Escrow Agent any national or state bank doing business in the State of Ohio, authorized to exercise corporate trust powers, and having a combined capital and surplus of at least $100,000,000 in dollars of the United States of America. If a successor Escrow Agent is not appointed by Fabri-Centers and Brown Group before the end of the 30-day period, the Escrow Agent will have the right to apply to a court of competent jurisdiction for the appointment of its successor. Any successor Escrow Agent will have all the rights, obligations, and immunities of the Escrow Agent set forth in this Escrow Agreement.



                                       5

                          (iii)  The Escrow Agent will be entitled to
         reasonable compensation for all services rendered and expenses incurred by it in the performance of its obligations under this Escrow Agreement.

                          (iv) Except for its obligation to keep the Escrow Fund safely in its custody, the Escrow Agent will not be liable to anyone by reason of any error in judgment or for any act done or omitted by it in good faith unless caused by or arising out of its gross negligence or willful misconduct.

                          (v) The Escrow Agent will be entitled to rely upon any written notice or direction given to it in accordance with this Escrow Agreement and will be entitled to treat any such notice or direction as genuine and as the document it purports to be. The Escrow Agent will be entitled to rely on the determination by Brown Group as to whether any investment selected by Brown Group under
         Section II is an Eligible Investment.

                          (e)  TERMINATION OF ESCROW FUND.  The Escrow Fund
will terminate, and the obligations of the Escrow Agent under this Agreement will be discharged, upon the distribution of all of the amounts in the Escrow Fund.

                          (f)  INDEMNITY.  Fabri-Centers will indemnify,
defend, and hold harmless the Escrow Agent from and against all losses, damages, liabilities, and expenses, including the costs of litigation, investigation, and reasonable attorney's fees, incurred by the Escrow Agent as a result of its role as Escrow Agent under this Escrow Agreement, except to the extent caused by or arising out of the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section VI(f) will survive termination of the Escrow Fund.

                          (g)  CHARGES OF THE ESCROW AGENT.  All charges made
by the Escrow Agent for services rendered and expenses incurred in the performance of its obligations under this Escrow Agreement (other than services rendered and expenses incurred by the Escrow Agent in investing amounts in the Escrow Fund pursuant to the directions of Brown Group) will be paid by Fabri-Centers. Charges for services rendered and expenses incurred by the Escrow Agent in investing amounts in the Escrow Fund pursuant to the directions of Brown Group will be paid by Brown Group. Charges allocated to Brown Group may be set off against amounts in the Escrow Fund.

                           (h)  JOINT WRITTEN INSTRUCTIONS.
Notwithstanding any other provisions of this Escrow

                                       6

Agreement, the Escrow Agent may and will at all times act in accordance with any joint written instructions of Fabri-Centers and Brown Group.

                          (i)  NOTICES.  All notices and other communications
under this Agreement must be in writing and will be deemed to be given (a) when delivered in person, (b) when sent by facsimile with confirmation of receipt,
(c) one day after being sent by overnight courier, or (d) five business days after being sent by registered or certified mail (return receipt requested), addressed in each case as follows:

         To Fabri-Centers at:

                          Fabri-Centers of America, Inc.
                          5555 Darrow Road
                          Hudson, Ohio  44238
                          Facsimile Number:  (216) 656-3057
                          Attention:  Robert Norton,
                                      Vice Chairman of the Board


         To Brown Group or Cloth World at:

                          Brown Group, Inc.
                          8300 Maryland Avenue
                          St. Louis, Missouri  63105
                          Facsimile Number:  (314) 854-4205
                          Attention:  Harry E. Rich
                                      Executive Vice President

                          with copies to:

                          Robert D. Pickle, Esq.
                          Vice President, Secretary and
                            General Counsel
                          Brown Group, Inc.
                          8300 Maryland Avenue
                          St. Louis, Missouri  63105

                          and

                          Edwin S. Fryer, Esq.
                          Bryan Cave
                          211 North Broadway, Ste. 3600
                          St. Louis, Missouri 63102-2186

Any notice to the Escrow Agent must be given to the address set forth at the beginning of this Escrow Agreement. Any party may change the address to which notices are to be given by notifying the other parties of the change.


                                       7

                          (j)  GOVERNING LAW.  The interpretation, validity,
and enforcement of this Escrow Agreement will be governed by the laws of the [State in which the Escrow Agent's offices are located].

                          (k)  PARTIES BOUND.  This instrument will be binding
upon and will inure to the benefit of the parties and their respective executors, administrators, successors, heirs and assigns.





                                       8

                          (l)  COUNTERPARTS.  This Escrow Agreement may be
executed in any number of counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.


                               Very truly yours,

                               FABRI-CENTERS OF AMERICA, INC.


                               By ___________________________


                               FCA OF OHIO, INC.


                               By ____________________________


                               BROWN GROUP, INC.


                               By ____________________________


                               CLOTH WORLD, INC.


                               By ____________________________



                    We hereby agree to be bound by the terms of this Escrow Agreement and to hold and disburse all of amounts deposited with us hereunder in accordance with the terms and conditions set forth in this Escrow Agreement.

                               [NAME OF ESCROW AGENT]


                               By ____________________________

Dated: ____________, 1994





                                       9

                                                                  EXHIBIT III(A)

                            INDEMNIFICATION REQUEST

                 [TO BE SENT TO THE RECIPIENTS OF THIS REQUEST
               AS PROVIDED IN SECTION VI(I) THE ESCROW AGREEMENT]

                          This Request is given pursuant to the Escrow
Agreement, dated _____________, (the "Escrow Agreement"), among Fabri-Centers of America, Inc. ("Fabri-Centers"), FCA of Ohio, Inc., Brown Group, Inc., and Cloth World, Inc. Each of the defined terms used in this Request has the meaning given to it in the Escrow Agreement.

                          Fabri-Centers hereby asserts an Indemnification Claim
pursuant to Section III(a) of the Escrow Agreement. Fabri-Centers confirms that it is entitled to recover the Indemnification Claim under the Asset Purchase Agreement. The nature and basis of the Indemnification Claim is described in detail below, and the amount of the Indemnification Claim, or a reasonable estimate of the amount, is set forth below:





    IN WITNESS WHEREOF, Fabri-Centers has signed this Request on _____________, 199__.



                                         FABRI-CENTERS OF AMERICA, INC.


                                         By_________________________
                                         Title:___________________





                                       10

                                                                  EXHIBIT III(B)

                               NOTICE OF DISPUTE

                  [TO BE SENT TO THE RECIPIENTS OF THIS NOTICE
             AS PROVIDED IN SECTION VI(I) OF THE ESCROW AGREEMENT]

                          This Notice is given pursuant to the Escrow
Agreement, dated _____________, 1994 (the "Escrow Agreement"), among Fabri-Centers of America, Inc., FCA of Ohio, Inc., Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. Each of the defined terms used in this Notice has the meaning given to it in the Escrow Agreement.

                          Brown Group submits this Notice pursuant to Section
III(b) of the Escrow Agreement. Its basis for disputing the Indemnification Claim, the portion of the Indemnification Claim that it disputes, and (if applicable) the portion of the Indemnification Claim that it does not dispute is set forth below:





                          IN WITNESS WHEREOF, Brown Group has signed this
Notice on  _____________, 199_.



                               BROWN GROUP, INC.


                               By_________________________
                               Title:_____________________





                                       11

                                                                  EXHIBIT 9.2(D)

                        OPINION OF BROWN GROUP'S COUNSEL

[SUBJECT TO FURTHER REVIEW AND APPROVAL BY BRYAN CAVE OPINION COMMITTEE]



                                            October 2, 1994



Fabri-Centers of America, Inc. and
FCA of Ohio, Inc.
5555 Darrow Road
Hudson, Ohio  44238

Attention:  Robert Norton,
            Vice Chairman

Gentlemen:

                    We have acted as counsel to Brown Group, Inc., a New York corporation ("Brown Group"), and Cloth World, Inc., a Missouri corporation [("Cloth World") and, together with Brown Group, sometimes referred to herein individually and collectively as the "Sellers"] in connection with the negotiation, execution and delivery by the Sellers of that certain Asset Purchase Agreement dated as of August 24, 1994 among the Sellers and you as Buyers and covering substantially all the operating assets of Cloth World (which Agreement, together with all exhibits and schedules thereto, is herein referred to as the "Purchase Agreement").

                    Unless otherwise indicated, capitalized terms used herein without definition will have the respective meanings set forth in the Purchase Agreement.

                    In preparation for giving this opinion, we have examined copies of (i) the Purchase Agreement, (ii) the Articles and/or Certificate of Incorporation of the Sellers as certified to by the Secretaries of State of New York and Missouri under certificates dated ______ __________ and ______________, and as further certified to by the Secretaries of the Sellers under certificates dated the date of this letter, (iii) the bylaws of the Sellers as certified to by the Secretaries of the Sellers under certificates dated the date of this letter, and (iv) certain corporate resolutions of the Sellers authorizing the execution and delivery of the



                                       1

Purchase Agreement. We have also received certain information, reports and certificates from representatives of the Sellers and from public officials of the States of New York and Missouri. We have, without investigation or independent verification, relied upon and assumed the accuracy, authenticity and completeness of such documents, resolutions, information, reports and certificates.

                    We have, without investigation or independent verification, also assumed that:

                    1. Except for the persons signing on behalf of the Sellers, the signatures of persons signing all Closing Documents are genuine;

                    2. The execution, delivery and performance of all Closing Documents have been authorized by all necessary corporate and other action of all signatories thereto other than the Sellers;

                    3. All documents submitted to us as originals or duplicate originals are authentic; and

                    4. All documents submitted to us as copies, whether certified or not, conform to the authentic original documents.

                    We have examined such provisions of Missouri law and the corporate laws of the State of New York as we have deemed appropriate to the giving of this opinion. We express no opinion as to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Missouri, the applicable corporate laws of the State of New York and the applicable Federal laws of the United States.

                    Based upon and subject to the qualifications and limitations stated in this letter, we are of the opinion that:

                    1. ORGANIZATION OF BROWN GROUP AND CLOTH WORLD. Brown Group and Cloth World are corporations duly organized, validly existing, and in good standing under the laws of the States of New York and Missouri, respectively.

                    2. SUBSIDIARIES. Each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated.




                                       2

                    3. AUTHORITY. Brown Group and Cloth World have sufficient corporate power to enter into and perform their obligations under the Agreement. The execution, delivery, and performance of the Agreement by Brown Group and Cloth World have been duly authorized by all necessary corporate action on their part. Assuming the due authorization, execution, and delivery of the Agreement by Fabri-Centers and FCA Ohio, the Agreement is a valid and binding obligation of Brown Group and Cloth World enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the discretion of a court in granting equitable relief.

                    4. NO VIOLATION. The execution and delivery of the Agreement by Brown Group and Cloth World do not, and the performance by Brown Group and Cloth World of their obligations under the Agreement will not, result in any violation of or default under, or give rise to a right of modification, termination, or acceleration of any obligation under, any provision of the charter or bylaws of Brown Group, Cloth World, or any of the Subsidiaries; of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement or instrument known to us to which Brown Group, Cloth World, or any of the Subsidiaries is a party (including but not limited to any Store Lease, Personal Property Lease, or Executory Contract); of any permit, license, judgment, order, or decree known to us by which Brown Group, Cloth World, or any of the Subsidiaries is bound; or of any statute, ordinance, rule, or regulation by which Brown Group, Cloth World, or any of the Subsidiaries is bound; except, in each case, for matters revealed in the Agreement or Schedules thereto. To our knowledge, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the performance by Brown Group of its obligations under the Agreement, except, in each case, for matters revealed in the Agreement or Schedules thereto or in the case of compliance with the HSR Act.

                    Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge or awareness, we are referring only to the actual knowledge of Bryan Cave attorneys who have represented the Sellers during the course of our engagement in connection with the negotiation and execution of the Purchase Agreement. We have not undertaken any investigation other than as described herein to determine the truth of such facts.

                    This opinion is intended solely for your use in connection with the purchase of the Acquired Assets contemplated by the Agreement and may not be used by you for
                                       3
any other purpose, or by any other individual or organization for any purpose, without our prior written consent. By rendering the foregoing opinion, we do not undertake to advise you of any changes in laws or facts which may occur or come to our attention after the date hereof.


                               Very truly yours,



                               BRYAN CAVE





                                       4

                                                                  EXHIBIT 9.2(F)
                                                                  --------------

                    ASSIGNMENT AND ASSUMPTION OF STORE LEASE


                    The Agreement, made as of the ____ day of ____________, 19___, among _____________________, a ______________________ corporation
("Assignor" or "Tenant"), FCA of Ohio, Inc., an Ohio corporation having an office at 5555 Darrow Road, Hudson, Ohio 44238 ("Assignee"), and _____________________________________, a __________________ ("Landlord");


                              W I T N E S S E T H:

                    WHEREAS, on or about _____________________, Landlord entered into a certain Lease Agreement (the "Lease") with Assignor for premises known as ______________________________________, (the "Premises"), which
Premises are more fully described in Exhibit A attached hereto and made a part hereof; [a Memorandum of the Lease was recorded on ___________________________ in Volume ________, Page ____________, of the County Recorder of
________________, _______;] and

                    WHEREAS, Assignor desires to sell, assign, and transfer all of its right, title, and interest in and to the Lease to Assignee, and Assignee is willing to purchase and assume the obligations of Assignor as Tenant under the Lease, on the terms and conditions hereinafter set forth; and

                    WHEREAS, Landlord is willing to consent to such assignment and assumption of the Lease as hereinafter provided.

                    NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT:

                    1. ASSIGNMENT. In consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration paid by Assignee, receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in and to the Premises as Tenant under the Lease, and to its entire leasehold estate thereunder.

                    2. ASSUMPTION. Assignee hereby assumes and agrees to fulfill and perform all of Assignor's covenants, conditions, and obligations from and after the date hereof as Tenant under the Lease.

                    3. LANDLORD'S CONSENT. Landlord hereby consents to the above assignment and assumption of the Lease and hereby accepts and recognizes Assignee as tenant in all respects, in the place and stead of assignee, as though named as Tenant in the Lease.

                    4. SUCCESSORS AND ASSIGNS. The terms and conditions of the Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

                    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the day and year first above written.

IN THE PRESENCE OF:       [NAME OF ASSIGNOR]
("Assignor")

_______________________   By:_________________________

_______________________   Title:______________________


_______________________   And:________________________

_______________________   Title:______________________


("Assignee")              FCA OF OHIO, INC.


_______________________   By:_________________________

_______________________   Title:______________________



("Landlord")              [NAME OF LANDLORD]


_______________________   By:_________________________

_______________________   Title:______________________





                                       2

*STATE OF                         )
                                  ) SS.
COUNTY OF                         )


                          BEFORE ME, a Notary Public in and for said county and
state personally appeared the above named Assignor ______________________________, a ________ corporation, by
________________________, its ________________________, and
________________________, its ________________________, who acknowledged that they did sign the foregoing instrument for and on behalf of said Corporation, and that the same is their free act and deed as such officers and the free act and deed of the said Corporation.

                          IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at _________________, _______, this ____ day of
________________________, 1994.


                                  ______________________________
                                           Notary Public


STATE OF                          )
                                  ) SS.
COUNTY OF                         )


                          BEFORE ME, a Notary Public in and for said county and
state personally appeared the above named Assignee FCA of Ohio, Inc., an Ohio corporation, by ________________________, its ________________________, who
acknowledged that he did sign the foregoing instrument for and on behalf of said Corporation, and that the same is his free act and deed as such officer and the free act and deed of the said Corporation.

                          IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at _________________, _______, this ____ day of
________________________, 1994.




                                  ______________________________
                                           Notary Public





                                       3

STATE OF                          )
                                  ) SS.
COUNTY OF                         )


                          BEFORE ME, a Notary Public in and for said county and
state personally appeared the above named Landlord __________________________, a _____________ corporation, by ________________________, its
________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said Corporation, and that the same is his free act and deed as such officer and the free act and deed of the said Corporation.

                          IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at _________________, Ohio, this ____ day of ________________________, 1994.




                                  ______________________________
                                           Notary Public


This instrument prepared by:

Thompson, Hine and Flory
1100 National City Bank Bldg.
Cleveland, Ohio  44114
(216) 566-5500





                                       4

                                                                  EXHIBIT 9.2(G)

                  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

                                _________, 1994

                          This instrument is made pursuant to an Asset Purchase
Agreement, dated as of August 24, 1994 (the "Agreement"), among Fabri-Centers of America, Inc. ("Fabri-Centers"), FCA of Ohio, Inc. ("FCA Ohio"), Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. ("Cloth World"). Each of the defined terms used in this instrument has the meaning given to it in the Agreement.

   For the consideration set forth in the Agreement, FCA Ohio hereby assumes the following liabilities and obligations:

                          (a) STORE LEASES. All liabilities and obligations of Brown Group and Cloth World arising after the Time of Closing under the Store Leases assigned to FCA Ohio pursuant to Section 1.1(c) of the Agreement.

                          (b) PERSONAL PROPERTY LEASES AND EXECUTORY CONTRACTS. Subject to paragraph 1 below, any and all liabilities and obligations of Brown Group and Cloth World arising after the Time of Closing under the Personal Property Leases and the Executory Contracts.

                          (c) ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES REFLECTED IN CLOSING DATE STATEMENT. All accounts payable, expenses, and other current liabilities (other than intercompany accounts payable) arising out of the normal operation of the Stores, but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount owed to each creditor.

                          (d) LIABILITY FOR PRODUCT RETURNS. All liability for product returns attributable to products sold by Cloth World or the Subsidiaries before the Time of Closing, but only to the extent of the return allowance reflected in the Closing Date Statement.

                          (e)  CERTAIN LIABILITIES AS EMPLOYER.  All
         liabilities to employees of Sellers or any of the Subsidiaries who are hired by Fabri-Centers or FCA Ohio within six months after the Time of Closing ("Hired Employees"), including without limitation liability to provide wages, salary, bonuses, or vacation or holiday pay, but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount owed to or accrued for each employee.

                          (f) ACCRUING AFTER TIME OF CLOSING. All liabilities incurred by Fabri-Centers or FCA Ohio in connection with their operation of the Business or ownership of the Acquired Assets after the Time of Closing or as a proximate result of a negligent or wrongful act or omission of Buyers. Without limiting the generality of the foregoing, such assumed liabilities will include all liabilities of Cloth World or any of the Subsidiaries, or of Buyers, under any Store Leases, Personal Property Leases, or Executory Contracts included in the Assumed Liabilities that (i) arise and become payable after the Time of Closing or (ii) result from a breach or other negligent or wrongful acts or omissions by Buyers after the Time of Closing.

                          (g)  LIABILITIES INCLUDED ON THE CLOSING DATE
         STATEMENT.   All liabilities included in the Closing Date Statement
         that are supported by appropriate lists or schedules.

                          Notwithstanding the foregoing, FCA Ohio will not
assume or otherwise be responsible to third parties for any of the following liabilities and obligations:

                          (1) CERTAIN LIABILITIES UNDER LEASES, CONTRACTS, PERMITS, OR LICENSES. All liabilities of Cloth World or any of the Subsidiaries under any lease, contract, permit, or license to which it is a party or by which it is bound, including but not limited to the Store Leases, Personal Property Leases, or Executory Contracts, that
         (i) arise and become payable before the Time of Closing or (ii) result from a breach or other negligent or wrongful acts or omissions by Brown Group, Cloth World, or any of the Subsidiaries before the Time of Closing.

                          (2) TAX LIABILITIES. All federal, state, and local tax liabilities, including income, payroll and withholding, sales, use, ad valorem, transfer, franchise, license, excise, property, environmental, or windfall profit tax, custom, duty, or other governmental fee, assessment, or charge of Brown Group, Cloth World, or any of the Subsidiaries attributable to periods prior to the Time of Closing or, with respect to personal property Taxes, as to which the lien date has occurred prior to the Time of Closing. For purposes of this Agreement, the term "Taxes"

                                       2
         includes all Tax liabilities that might be imposed on Cloth World or any of the Subsidiaries by reason of their membership in an affiliated, consolidated, combined, or unitary group.

                          (3)  OBLIGATIONS TO DONALD RICHEY AND WAREHOUSE
         EMPLOYEES.   Any and all obligations and liabilities arising prior to
         the Time of Closing that Sellers may have to Mr. Donald Richey and to employees of Sellers at the Warehouse (other than the manager of the Warehouse), including any obligation to provide severance pay or other benefits following termination of employment or the sale of the Business.

                          (4) CERTAIN OBLIGATIONS AND LIABILITIES AS EMPLOYER. All liabilities, arising or attributable to events occurring prior to the Time of Closing, to current or former employees of Cloth World or any of the Subsidiaries, including Hired Employees (i) to provide sick pay, disability benefits, profit sharing, pension, health insurance, or other benefits not specifically referred to in Section 2.1 of the Agreement with respect to the employment of any person by Brown Group, Cloth World, or any of the Subsidiaries, including but not limited to benefits arising under any Employee Plans, or (ii) for workers' compensation claims, premiums, or retroactive premium adjustments attributable to events occurring or conditions existing prior to the Time of Closing. All obligations to current or former employees of Cloth World or any of the Subsidiaries (other than Hired Employees), their spouses, former spouses, dependents, and former dependents to provide continuation coverage required by COBRA.

                          (5) VIOLATION OF LAW. All liabilities of Cloth World or any of the Subsidiaries for a violation of law occurring prior to the Time of Closing, including but not limited to any violation of laws relating to employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment, and sexual harassment.

                          (6) LITIGATION AND CLAIMS. All liabilities with respect to litigation and claims against Cloth World or any of the Subsidiaries attributable to events occurring or conditions existing prior to the Time of Closing.


                                       3

                          (7) INTERCOMPANY ACCOUNTS PAYABLE. All liabilities with respect to accounts payable, if any, owed by Cloth World or any of the Subsidiaries to Brown Group or any affiliates of Brown Group.

                          (8) LIABILITIES NOT RELATED TO BUSINESS. All liabilities or obligations that are not related to the operation of the Stores or the Business.

                          (9) LIABILITIES NOT INCLUDED IN CLOSING DATE STATEMENT. Any liabilities not included in the Closing Date Statement.

                          Fabri-Centers hereby unconditionally and irrevocably
guarantees the full and timely performance of all the obligations and responsibilities of FCA Ohio under this instrument.

                          IN WITNESS WHEREOF, Brown Group, Cloth World,
Fabri-Centers, and FCA Ohio have signed this instrument on the date first above written.


                                                 BROWN GROUP, INC.


                                                 By:__________________________
                                                 Title:_______________________


                                                 CLOTH WORLD, INC.


                                                 By:_________________________
                                                 Title:______________________


                                                 FABRI-CENTERS OF AMERICA, INC.


                                                 By:_________________________
                                                 Title:_______________________


                                                 FCA OF OHIO, INC.


                                                 By:_________________________
                                                 Title:_______________________




                                       4

                                                                  EXHIBIT 9.2(H)

                      GENERAL ASSIGNMENT AND BILL OF SALE

                                _________, 1994

                          This instrument is made pursuant to an Asset Purchase
Agreement, dated as of August 24, 1994 (the "Agreement"), among Fabri-Centers of America, Inc. ("Fabri-Centers"), FCA of Ohio, Inc. ("FCA Ohio"), Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. ("Cloth World"). Each of the defined terms used in this instrument has the meaning given to it in the Agreement.

                          For the consideration set forth in the Agreement,
Brown Group, Cloth World, and the Subsidiaries hereby assign and transfer to FCA Ohio all of their right, title, and interest in and to the following assets and rights:

                          (a) FURNITURE, FIXTURES, EQUIPMENT, AND TANGIBLE PERSONAL PROPERTY. All of the tangible personal property located at the Warehouse, including fixtures, machinery, equipment, furniture, and supplies, and all of the fixtures, supplies, and other tangible personal property (other than Inventory) relating to the Stores or the Business, including but not limited to all such tangible personal property (i) located at the Stores or (ii) identified on the Tangible Personal Property List attached to the Agreement as Schedule 1.1(a).

                          (b) INVENTORY. All merchandise inventory, except consignment merchandise, (i) located at the Stores, (ii) located at the Warehouse and held for delivery to and use or sale at the Stores, or (iii) in transit from the Warehouse to the Stores.

                          (c) REAL PROPERTY; STORE LEASES. All rights and interest (i) in the Owned Real Property and (ii) subject to Section
         6.6 and to the extent assignable, all rights and interests under the Store Leases.

                          (d)  PERSONAL PROPERTY LEASES AND EXECUTORY
         CONTRACTS.  To the extent assignable, all rights and interests under
         (i) the Personal Property Leases, (ii) the Executory Contracts, and
         (iii) all open purchase orders for merchandise inventory to be used or sold at the Stores that are entered into in the ordinary course of the Business.

                          (e) SECURITY AND OTHER DEPOSITS. All security, vendor, utility, and other deposits and prepaid items or expenses relating to the Stores or the Business, including but not limited to the items identified on the Security and Other Deposits List attached to the Agreement as Schedule 1.1(e).

                          (f)  PERMITS.  To the extent assignable, all Permits.

                          (g) TRADE NAME, TRADEMARKS, COPYRIGHTS, AND OTHER PROPRIETARY RIGHTS. All Proprietary Rights. As soon as practicable after the Time of Closing, Cloth World will change its name to another name that does not contain the words "Cloth" or "World."

                          (h) NOTES, VENDOR ACCOUNTS, AND OTHER ACCOUNTS RECEIVABLE. All notes, vendor accounts, and other accounts receivable (although no representation or warranty is made in the Agreement as to the collectability of accounts receivable) relating to the Stores or the Business (excluding any intercompany accounts receivable owned by Cloth World or any of the Subsidiaries), but only to the extent reflected in the Closing Date Statement and supported by a list showing the amount due from each debtor.

                          (i)  CASH IN REGISTERS.  The Cash in Registers.

                          (j) BOOKS AND RECORDS. A true and correct copy of all books and records relating to the Stores and the Business; Brown Group and Cloth World may retain the originals of any such books and records needed for the preparation of financial reports or tax returns.

                          (k) OTHER ASSETS. All other assets the book value of which is included in the Closing Date Statement.

                          Notwithstanding the foregoing, the following assets
will be retained by Brown Group and Cloth World and not included in the transferred assets:

                          (a) CASH AND CASH EQUIVALENTS. Except for the Cash in Registers, all cash-on-hand, deposits in bank accounts, and other cash equivalents of Brown Group and Cloth World.


                                       2

                          (b) WAREHOUSE AND EXECUTIVE OFFICES; ASSETS RELATING TO WAREHOUSE AND EXECUTIVE OFFICES. The Warehouse and executive offices of Brown Group and Cloth World and all assets located at the Warehouse, other than tangible personal property referred to in paragraph (a) above and Inventory held there for delivery to and use or sale at the Stores.

                          (c)  INTERCOMPANY RECEIVABLES.  All accounts
         receivable, if any, owed by Brown Group or any affiliates of Brown Group to Cloth World or any of the Subsidiaries.

                          (d) REMEDIATION PROPERTY. Any Remediation Property that FCA Ohio elects to exclude from the Acquired Assets pursuant to
         Section 6.10 of the Agreement.

                          (e) ASSETS AND RIGHTS OF BROWN GROUP RELATED TO OTHER OPERATIONS. All assets and rights of Brown Group that are related to operations other than the Business and are not used in the Business; and all programs, data, and other software that are used in the operations of Brown Group, irrespective of whether heretofore used in the Business. Brown Group will, to the extent it may lawfully do so, provide Fabri-Centers with copies of all such programs, data, and other software used in the Business, together with copies of related source code and documentation; Brown Group will also reasonably assist Fabri-Centers in obtaining any third-party consent required for the use of such programs, data, or other software by Fabri-Centers.

                          (f) SPECIFIED ITEMS. The items specifically identified on the Retained Assets List attached to the Agreement as
         Schedule 1.3(f).

                          IN WITNESS WHEREOF, Brown Group, Cloth World,
Fabri-Centers, and FCA Ohio have signed this instrument on the date first above written.


                                                BROWN GROUP, INC.


                                                By:____________________________
                                                Title:_________________________




                                       3

                        CLOTH WORLD, INC.


                        By:___________________________
                        Title:_________________________


                        FABRI-CENTERS OF AMERICA, INC.


                        By:___________________________
                        Title:_________________________


                        FCA OF OHIO, INC.


                        By:___________________________
                        Title:___________________________





                                       4

                                                                  EXHIBIT 9.3(D)

                           OPINION OF BUYER'S COUNSEL

Brown Group, Inc. and
Cloth World, Inc.
8400 Maryland Avenue
St. Louis, Missouri  63105

Attention:

Gentlemen:

                          As counsel to Fabri-Centers of America, Inc.
("Fabri-Centers") and FCA of Ohio, Inc. ("FCA Ohio"), we have participated in the preparation and negotiation of an Asset Purchase Agreement, dated as of August 24, 1994 (the "Agreement"), among Fabri-Centers, FCA Ohio, Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. ("Cloth World"). This opinion is being given to you pursuant to Section 9.3(d) of the Agreement. Unless otherwise defined in this opinion, each of the defined terms used in this opinion has the meaning given to it in the Agreement.

                          For purposes of this opinion, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of all such original documents.

                          We have examined such certificates of public
officials and of officers of Fabri-Centers, other documents, and matters of law as we have deemed necessary for purposes of this opinion.

                          Based on the foregoing, we are of the opinion that:

                          1. ORGANIZATION.  Fabri-Centers and FCA Ohio are
corporations duly organized, validly existing, and in good standing under the laws of the State of Ohio.

                          2. AUTHORITY.  Fabri-Centers and FCA Ohio have
sufficient corporate power to enter into and perform their obligations under the Agreement. The execution, delivery, and performance of the Agreement by Fabri-Centers and FCA Ohio have been duly authorized by all necessary corporate action on their part. Assuming the due authorization, execution, and delivery of the Agreement by Brown Group and Cloth World, the Agreement is a valid and binding obligation of Fabri-Centers and FCA Ohio enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the discretion of a court in granting equitable relief.

                          3. NO VIOLATION.  The execution and delivery of the
Agreement by Fabri-Centers and FCA Ohio do not, the performance by Fabri-Centers and FCA Ohio of their obligations under the Agreement will not, result in any violation of or default under, or give rise to a right of modification, termination, or acceleration of any obligation under, any provision of the Articles of Incorporation or Regulations of Fabri-Centers or FCA Ohio; of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement or instrument known to us to which Fabri-Centers or FCA Ohio is a party; of any permit, license, judgment, order, or decree known to us by which Fabri-Centers or FCA Ohio is bound; or of any statute, ordinance, rule, or regulation by which Fabri-Centers or FCA Ohio is bound or which relates to their business. No authorization, consent, or approval of, or filing with, any Governmental Entity is necessary for the performance by Fabri-Centers or FCA Ohio of their obligations under the Agreement, except for compliance with the HSR Act.

                          We are registered to practice law only in the State
of Ohio; we express no opinion as to any laws other than the laws of the State of Ohio and federal laws of the United States of America.

                          This opinion is intended for your use in connection
with the sale of the Acquired Assets contemplated by the Agreement and may not be used by you for any other purpose, or by any other individual or organization for any purpose, without our prior written consent.

                               Very truly yours,


                                                        Thompson, Hine and Flory





                                       2

                                                                    EXHIBIT 11.1

                        NOTICE OF INDEMNIFICATION CLAIM

                  [TO BE SENT TO THE RECIPIENTS OF THIS NOTICE
          AS PROVIDED IN SECTION 13.7 OF THE ASSET PURCHASE AGREEMENT]

                          This Notice is given pursuant to the Asset
Purchase Agreement, dated August 24, 1994 (the "Asset Purchase Agreement"), among Fabri-Centers of America, Inc. ("Fabri-Centers"), FCA of Ohio, Inc. ("FCA Ohio"), Brown Group, Inc. ("Brown Group"), and Cloth World, Inc. ("Cloth World").

                          [The name of the party seeking indemnification]
hereby asserts a claim for indemnification against [name of the party against whom indemnification is sought] pursuant to Section 11 of the Asset Purchase Agreement. The nature, amount, and basis of the claim is described in detail as follows:





     IN WITNESS WHEREOF, [name of party seeking indemnification] has signed this notice on ___________, 199_.


                                [NAME OF PARTY SEEKING
                                INDEMNIFICATION]


                                By:_________________________
                                Title:______________________





                                 Page 87 of 196